                                                                     EXHIBIT 4.1
[JPMORGAN LOGO]                                                   CONFORMED COPY

                                  $273,500,000
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                   dated as of

                                November 29, 2003

                                      among

                                 TBC CORPORATION

                            The Lenders Party Hereto,

                         U.S. BANK NATIONAL ASSOCIATION
                             as Documentation Agent,

                                  SUNTRUST BANK
                              as Syndication Agent,

                    FIRST TENNESSEE BANK NATIONAL ASSOCIATION
                             as Administrative Agent

                                       and

                               JPMORGAN CHASE BANK
                           as Co-Administrative Agent

                             J.P. MORGAN SECURITIES INC.
                  as Sole Advisor, Lead Arranger and Bookrunner

                               TABLE OF CONTENTS

                                                                                                                   PAGE
ARTICLE I Definitions............................................................................................    2

         SECTION 1.01.   Defined Terms...........................................................................    2

         SECTION 1.02.   Classification of Loans and Borrowings..................................................   21

         SECTION 1.03.   Terms Generally.........................................................................   21

         SECTION 1.04.   Accounting Terms; GAAP..................................................................   22

ARTICLE II The Credits...........................................................................................   22

         SECTION 2.01.   Revolving and Term Loan Commitments.....................................................   22

         SECTION 2.02.   Loans and Borrowings....................................................................   23

         SECTION 2.03.   Requests for Borrowings.................................................................   24

         SECTION 2.04.   Swingline Loans.........................................................................   26

         SECTION 2.05.   Letters of Credit.......................................................................   27

         SECTION 2.06.   Funding of Borrowings...................................................................   31

         SECTION 2.07.   Interest Elections......................................................................   32

         SECTION 2.08.   Termination and Reduction of Revolving Credit Commitments...............................   33

         SECTION 2.09.   Repayment of Loans; Evidence of Debt....................................................   33

         SECTION 2.10.   Prepayment of Loans.....................................................................   36

         SECTION 2.11.   Fees....................................................................................   37

         SECTION 2.12.   Interest................................................................................   38

         SECTION 2.13.   Alternate Rate of Interest..............................................................   39

         SECTION 2.14.   Increased Costs.........................................................................   40

         SECTION 2.15.   Break Funding Payments..................................................................   41

         SECTION 2.16.   Taxes...................................................................................   41

         SECTION 2.17.   Payments Generally; Pro Rata Treatment; Sharing of Set-offs.............................   42

         SECTION 2.18.   Mitigation Obligations; Replacement of Lenders..........................................   44

ARTICLE III Representations and Warranties.......................................................................   45

         SECTION 3.01.   Organization; Powers....................................................................   45

         SECTION 3.02.   Authorization; Enforceability...........................................................   45

         SECTION 3.03.   Governmental Approvals; No Conflicts....................................................   45

         SECTION 3.04.   Financial Condition; No Material Adverse Change.........................................   46

         SECTION 3.05.   Properties..............................................................................   46

         SECTION 3.06.   Litigation and Environmental Matters....................................................   47

                                                                                                                   PAGE
         SECTION 3.07.   Compliance with Laws and Agreements.....................................................   47

         SECTION 3.08.   Investment and Holding Company Status...................................................   47

         SECTION 3.09.   Taxes...................................................................................   47

         SECTION 3.10.   ERISA...................................................................................   48

         SECTION 3.11.   Disclosure..............................................................................   48

         SECTION 3.12.   Margin Stock............................................................................   48

         SECTION 3.13.   Compliance with Conditions Precedent....................................................   48

         SECTION 3.14.   Labor Matters...........................................................................   49

         SECTION 3.15.   Assets..................................................................................   49

         SECTION 3.16.   Security Documents......................................................................   49

         SECTION 3.17.   Solvency................................................................................   49

         SECTION 3.18.   Certain Documents.......................................................................   49

         SECTION 3.19.   Regulation H............................................................................   49

ARTICLE IV Conditions............................................................................................   50

         SECTION 4.01.   Amendment and Restatement Effective Date................................................   50

         SECTION 4.02.   Each Credit Event.......................................................................   52

ARTICLE V Affirmative Covenants..................................................................................   52

         SECTION 5.01.   Punctual Payment........................................................................   52

         SECTION 5.02.   Financial Statements and Other Information..............................................   53

         SECTION 5.03.   Notices of Material Events..............................................................   54

         SECTION 5.04.   Existence; Conduct of Business..........................................................   54

         SECTION 5.05.   Payment of Obligations..................................................................   54

         SECTION 5.06.   Maintenance of Properties; Insurance....................................................   55

         SECTION 5.07.   Books and Records; Inspection Rights....................................................   55

         SECTION 5.08.   Compliance with Laws....................................................................   55

         SECTION 5.09.   Use of Proceeds.........................................................................   55

         SECTION 5.10.   Intercompany Loans/Payments.............................................................   55

         SECTION 5.11.   Subsidiary Guarantees and Collateral....................................................   55

         SECTION 5.12.   Environmental Laws......................................................................   56

         SECTION 5.13.   Additional Collateral, etc..............................................................   57

         SECTION 5.14.   Title Insurance, etc....................................................................   57

ARTICLE VI Negative Covenants....................................................................................   58

         SECTION 6.01.   Indebtedness............................................................................   58

         SECTION 6.02.   Liens...................................................................................   60

         SECTION 6.03.   Fundamental Changes.....................................................................   61

                                                                                                                   PAGE
         SECTION 6.04.   Investments, Loans, Advances, Guarantees and Acquisitions...............................   61

         SECTION 6.05.   Hedging Agreements......................................................................   63

         SECTION 6.06.   Transactions with Affiliates............................................................   63

         SECTION 6.07.   Restrictive Agreements..................................................................   63

         SECTION 6.08.   Fixed Charge Coverage Ratio.............................................................   64

         SECTION 6.09.   Maximum Leverage Ratio..................................................................   64

         SECTION 6.10.   Adjusted Debt to EBITDAR................................................................   65

         SECTION 6.11.   Asset Test..............................................................................   65

         SECTION 6.12.   Disclosure..............................................................................   66

         SECTION 6.13.   Sale of Assets..........................................................................   66

         SECTION 6.14.   Restricted Payments.....................................................................   67

ARTICLE VII Events of Default....................................................................................   67

ARTICLE VIII The Administrative Agent and the Co-Administrative Agent............................................   70

ARTICLE IX Miscellaneous.........................................................................................   72

         SECTION 9.01.   Notices.................................................................................   72

         SECTION 9.02.   Waivers; Amendments.....................................................................   73

         SECTION 9.03.   Expenses; Indemnity; Damage Waiver......................................................   74

         SECTION 9.04.   Successors and Assigns; Participations and Assignments..................................   75

         SECTION 9.05.   Survival................................................................................   78

         SECTION 9.06.   Counterparts; Integration; Effectiveness................................................   79

         SECTION 9.07.   Severability............................................................................   79

         SECTION 9.08.   Right of Setoff.........................................................................   79

         SECTION 9.09.   Governing Law, Jurisdiction; Consent to Service of Process..............................   80

         SECTION 9.10.   WAIVER OF JURY TRIAL....................................................................   80

         SECTION 9.11.   Headings................................................................................   80

         SECTION 9.12.   Confidentiality.........................................................................   81

         SECTION 9.13.   Interest Rate Limitation................................................................   81

         SECTION 9.14.   Effect of Amendment and Restatement of the March 2003 Credit Agreement; Consent to
                           Amendment of Guarantee and Collateral Agreement.......................................   81

Schedule 1.01A             FORM OF ASSIGNMENT AND ACCEPTANCE
Schedule 1.01B             FORM OF INCREMENTAL FACILITY ACTIVATION NOTICE
Schedule 1.01C             EXISTING LETTERS OF CREDIT
Schedule 1.01D             OWNED REAL PROPERTIES

                                                                            PAGE
Schedule 2.01              COMMITMENTS
Schedule 2.02              FORM OF NEW LENDER SUPPLEMENT
Schedule 3.01              BORROWER AND SUBSIDIARIES AND JURISDICTIONS OF
                             ORGANIZATION
Schedule 3.15              TRADEMARKS, TRADENAMES AND SERVICE MARKS
Schedule 3.16(a)           UCC FILING JURISDICTIONS
Schedule 3.16(b)           MORTGAGE FILING JURISDICTIONS
Schedule 4.01(b)           FORM OF OPINION LETTER
Schedule 4.01(f)           GUARANTEE AND COLLATERAL AGREEMENT
Schedule 4.01(f)A          FORM OF AMENDMENT TO GUARANTEE AND COLLATERAL
                             AGREEMENT
Schedule 5.10              CERTAIN INTERCOMPANY LOANS
Schedule 6.01              EXISTING INDEBTEDNESS
Schedule 6.01(e)           GUARANTEE OBLIGATIONS OF BIG O TIRES, INC. AND
                             SUBSIDIARIES
Schedule 6.02              EXISTING LIENS
Schedule 6.04(b)           CERTAIN EXISTING INVESTMENTS AND LOANS
Schedule 6.07              EXISTING RESTRICTIONS
Schedule 6.13              CERTAIN ASSET SALES
Schedule 9.06              FORM OF AMENDMENT TO INTERCREDITOR AGREEMENT

                     AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 29, 2003, is among TBC Corporation, a Delaware corporation with its principal office located at 4770 Hickory Hill Road, Memphis, Tennessee 38141 (the "Borrower"), the Lenders from time to time party to this Agreement (each a "Lender"), First Tennessee Bank National Association, a banking corporation with its principal office located at 165 Madison Avenue, Memphis, Tennessee 38103, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and JPMorgan Chase Bank, a banking corporation with an office located at 270 Park Avenue, New York, New York 10017, as co-administrative agent for the Lenders (in such capacity the "Co-Administrative Agent").

                                    RECITALS

                  WHEREAS, the Borrower was a party to a $160,000,000 amended and restated credit agreement (as amended from time to time, the "2001 Credit Agreement"), dated as of January 5, 2001 among the Borrower, certain of its subsidiaries, as guarantors, various lenders and the agents named therein;

                  WHEREAS, to finance the acquisition of Merchant's, Incorporated and its subsidiary (the "Merchant's Acquisition"), the Borrower's working capital needs, capital expenditures, further acquisitions and for all other general corporate purposes, the Borrower, the Lenders, the Administrative Agent and the Co-Administrative Agent entered into the Credit Agreement, dated as of March 31, 2003 (the "March 2003 Credit Agreement"), which refinanced, terminated and replaced the 2001 Credit Agreement (the "Refinancing") and established credit facilities providing for term loans, revolving loans, letters of credit and swingline loans of up to $208,500,000 in the aggregate maximum principal amount at any time outstanding;

                  WHEREAS, the Borrower intends to acquire (the "NTB Acquisition") NTW Incorporated, a Delaware corporation ("NTB"), from Sears, Roebuck and Co. for an aggregate purchase price of up to $225,000,000;

                  WHEREAS, in connection with the NTB Acquisition, the Borrower has requested that certain of the Lenders make available the Tranche C Term Commitments (as defined below); and

                  WHEREAS, the Required Lenders and each Lender providing a Tranche C Term Commitment desire to amend and restate the March 2003 Credit Agreement to, among other things, make available to the Borrower the Tranche C Term Commitments, to amend certain of the covenants therein and to make other modifications as specified herein;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree that upon the effectiveness of this Agreement, the March 2003 Credit Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acceptable Acquisition" has the meaning set forth in Section 6.04.

                  "Additional Note Agreement" means the Note Agreement dated as of April 1, 2003 between the Borrower and Prudential, as amended by Amendment No. 1 to Note Purchase Agreement dated as of November 29, 2003.

                  "Additional Prudential Notes" means the Senior Notes the Borrower issued and Prudential purchased pursuant to the Additional Note Agreement.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means First Tennessee Bank National Association, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agreement" means this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 0.5%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, or the Federal Funds Effective Rate, respectively.

                  "Amendment and Restatement Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Applicable Percentage" means, with respect to any Lender, at any time, the percentage of the total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment at such time. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the principal amount of all Revolving Loans outstanding, giving effect to any assignments and any increase pursuant to
Section 2.02(d).

                  "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum, stated in basis points, set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as in effect on such date:

                                                                                         Commitment
 Leverage Ratio:               ABR Spread               Eurodollar Spread                 Fee Rate
---------------------------------------------------------------------------------------------------
 Category 1                     175.0                         275.0                         50.00
   >3.00
---------------------------------------------------------------------------------------------------
    Category 2
>=2.50 but <=3.00               150.0                         250.0                         37.50
---------------------------------------------------------------------------------------------------
    Category 3
>=2.00 but <2.50                125.0                         225.0                         37.50
---------------------------------------------------------------------------------------------------
    Category 4
>= 1.50 but <2.00               100.0                         200.0                         30.00
---------------------------------------------------------------------------------------------------
 Category 5
  <1.50                          75.0                         175.0                         25.00
===================================================================================================

                  For purposes of the foregoing, the Leverage Ratio shall be determined and adjusted on the first day of the month after the month in which the Borrower provides the Financial Officer's certificate in accordance with the provisions of Section 5.02(c) (each a "Ratio Calculation Date"). The initial Applicable Rate shall be 150 basis points for ABR Loans and 250 basis points for Eurodollar Borrowings, and shall not be less than such rate until the first Ratio Calculation Date subsequent to September 30, 2003. If the Borrower fails to provide a Financial Officer's certificate required by Section 5.02(c) on or before the date required pursuant to such Section, the Applicable Rate shall be based on Category 1 from such date until such time that an appropriate Financial Officer's certificate is provided, whereupon the Applicable Rate shall then be determined by the Leverage Ratio reflected on such Financial Officer's certificate, until the next Ratio Calculation Date. Subject to the preceding sentence, each determination of the Applicable Rate shall be effective from one Ratio Calculation Date until the next Ratio Calculation Date. Any adjustment in the Applicable Rate shall be applicable to all existing Loans as well as any new Loans made, as long as the adjusted Applicable Rate remains in effect. For purposes of the foregoing table:

                  < means less than
                  <= means less than or equal to
                  > means greater than
                  >= means equal to or greater than.

                  "Approved Fund" has the meaning assigned to such term in
Section 9.04(b).

                  "Arranger" means J. P. Morgan Securities Inc. in its capacity as arranger of the Commitments.


                  "Assignee" has the meaning assigned to such term in Section 9.04(b).

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Schedule 1.01A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date or the date of termination of the Revolving Credit Commitments.

                  "Available Revolving Credit Commitment" means, with respect to each Lender, at any time, the amount of its Revolving Credit Commitment minus its Revolving Credit Exposure, at such time.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

                  "Borrowing" means (a) Loans that are of the same Class and Type, that are made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

                  "Borrowing Request" means a request by the Borrower for a Revolving Borrowing or a Tranche C Borrowing, as the case may be, in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Memphis, Tennessee are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" mean, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made directly or indirectly by the Borrower or any Subsidiary to acquire or construct fixed assets, property, plant and equipment (including renewals, improvements, replacements and substitutions, but excluding repairs) during such period, computed in accordance with GAAP.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective
Date) of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower;
(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.

                  "Co-Administrative Agent" means JPMorgan Chase Bank in its capacity as co-administrative agent for the Lenders hereunder.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral Agent" has the meaning assigned to such term in the Guarantee and Collateral Agreement.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans of a given Class, and to acquire participations in Letters of Credit and Swingline Loans, hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment to make Loans of a given Class is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders' initial Commitments was $273,500,000, and the aggregate amount of the Lenders' Commitments on the Amendment and Restatement Effective Date

(including the principal balance of the Tranche A Term Loans and Tranche B Term Loans outstanding on such date, the Tranche C Term Commitments and the Revolving Credit Commitments) is approximately $[271,167,164].

                  "Conduit Lender" means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.14, 2.15, 2.16 or 9.03 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                  "Consolidated Funded Indebtedness" means all Funded Indebtedness of the Borrower and its Subsidiaries after eliminating inter-company items, including any Funded Indebtedness outstanding pursuant to and under this Agreement, in each case determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means for any period for which such amount is being determined, the interest expense of the Borrower and the Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (i) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP and (iii) the portion of any rents payable under Capital Lease Obligations allocable to interest expense in accordance with GAAP.

                  "Consolidated Net Income" means the net income of the Borrower and its Consolidated Subsidiaries, after taxes and after extraordinary items as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Subsidiaries" means Subsidiaries whose accounts are consolidated with the accounts of the Borrower in the Borrower's consolidated financial statements prepared in accordance with GAAP.

                  "Consolidated Total Liabilities" means, at any date the consolidated total liabilities of the Borrower and its Subsidiaries at such date determined in accordance with GAAP.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default" means any event or condition which constitutes an Event of Default or which solely upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "EBITDA" means the sum of the following items measured for each Fiscal Quarter:

                  (i)      Consolidated Net Income, plus

                  (ii) depreciation, amortization, and all other non-cash charges, plus

                  (iii) income taxes to the extent they reduce Consolidated Net Income, plus

                  (iv)     Consolidated Interest Expense.

In addition, (a) EBITDA shall include, on a pro forma basis for each Fiscal Quarter (including any pro forma cost savings to the extent the same could be reflected in pro forma financial statements contained in filings with the Securities and Exchange Commission pursuant to its Regulation S-X), the foregoing information with respect to each Person that was either acquired in an Acceptable Acquisition or disposed of as permitted by this Agreement during such Fiscal Quarter, determined as if the Acquisition or disposition had taken place on the first day of such Fiscal Quarter; and (b) whenever in this Agreement EBITDA is determined for a period of four Fiscal Quarters, it shall include, on a pro forma basis for such period (including any pro forma cost savings), the foregoing information with respect to each Person that was either acquired in an Acceptable Acquisition or disposed of as permitted by this Agreement during such period, determined as if the Acceptable Acquisition or disposition had taken place on the first day of such four Fiscal Quarter period.

                  "Effective Date" means March 31, 2003.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA. Notwithstanding the foregoing, the Borrower's termination of the TBC Corporation Retirement Plan, and the Borrower's incurrence of liability under Title IV of ERISA with respect to such termination, shall not constitute an ERISA Event if, after giving effect to the termination and any liability incurred by the Borrower in connection therewith, the Borrower remains in compliance with the financial covenants set forth in Sections 6.08 through 6.11, inclusive.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Foreign Subsidiary" means any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

                  "Existing Letters of Credit" means any letter of credit listed on Schedule 1.01C.

                  "Existing Note Agreement" has the meaning assigned thereto in the definition of "Prudential Debt".

                  "Facility Obligations" means, in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Loans; (ii) the LC Exposure; and (iii) all other Indebtedness, covenants, duties and obligations (including contingent obligations) now or at any time or times hereafter owing by Borrower to Administrative Agent, the Co-Administrative Agent or any Lender under or pursuant to this Agreement or any of the other Loan Documents, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a Letter of Credit, acceptance, loan, Guarantee, indemnification or otherwise and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums chargeable to Borrower or any Guarantor under this Agreement or under any of the other Loan Documents.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer (to the extent authorized to act) or controller of the Borrower.

                  "Fiscal Quarter" means each fiscal quarter-year period of the Borrower, ending on the last day of each March, June, September and December.

                  "Fiscal Year" means the fiscal year of the Borrower, which is the calendar year.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Funded Indebtedness" means any outstanding Indebtedness of a Person for borrowed money, including all such Indebtedness of the Person to the Lenders and other financial institutions, domestic or foreign, and all secured and unsecured notes payable, all industrial revenue bonds, all Capital Lease Obligations and other similar debt obligations and the current maturities thereof, but excluding all Guarantees of Funded Indebtedness. (Checks that have not been presented for payment shall not constitute Funded Indebtedness.)

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Grantors" means the Borrower and its Subsidiaries that are parties to the Guarantee and Collateral Agreement.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement executed and delivered by the Borrower and each Grantor on the Effective Date, a copy of which is attached hereto as Schedule 4.01(f), as the same has been amended as of the Amendment and Restatement Effective Date and may be further amended, supplemented or otherwise modified from time to time.

                  "Guarantor" means a Person liable pursuant to a Guarantee of any of the Facility Obligations, which Guarantee is in form satisfactory to the Required Lenders (the Guarantee and Collateral Agreement being in such a form).

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Incremental Facility Activation Notice" means a notice substantially in the form of Schedule 1.01B.

                  "Incremental Facility Closing Date" means any Business Day designated as such in an Incremental Facility Activation Notice.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and
(k) all obligations of such Person related to synthetic leases. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Information Memorandum" means the Confidential Information Memorandum dated October 2003 relating to the Borrower and the Transactions.

                  "Intercompany Loan" means any Indebtedness for borrowed money loaned by the Borrower to any of its Wholly-Owned Subsidiaries, by any Wholly-Owed Subsidiary to the Borrower or by any Wholly-Owned Subsidiary to another Wholly-Owned Subsidiary.

                  "Intercreditor Agreement" means the Intercreditor Agreement among Prudential, each Lender, the Administrative Agent, the Co-Administrative Agent and the Collateral Agent, dated as of March 31, 2003, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

                  "Interest Payment Date" means (a) with respect to any ABR Loan and Swingline Loan, the last day of each March, June, September and December and
(b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Issuing Bank" means First Tennessee Bank National Association and JPMorgan Chase Bank, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "Joint Venture" means a joint venture formed to provide distribution for the products of the Borrower, Big O Tires, Inc. or any other Subsidiary, which joint venture is accounted for under GAAP as an investment and not as a Subsidiary or as an acquisition or a capital expenditure.

                  "LC Disbursement" means a payment made by any Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be the aggregate of the Lender's participations under Section 2.05(e) in the outstanding Letters of Credit at such time, including its aggregate participations in Letters of Credit with respect to which one or more LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                  "Leverage Ratio" at any time means the ratio of Consolidated Funded Indebtedness as of the end of the most recent Fiscal Quarter to the aggregate EBITDA for the four Fiscal Quarter period ended with the most recent Fiscal Quarter, and includes any adjustments based on Acceptable Acquisitions and dispositions as provided in the definition of EBITDA.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of JPMorgan Chase Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, the Guarantee and Collateral Agreement, any Mortgage and any other Guarantee of any of the Facility Obligations that may from time to time be in effect.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

                  "March 2003 Credit Agreement" has the meaning assigned thereto in the recitals hereto.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent of the Lenders hereunder or thereunder.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Merchant's Acquisition" has the meaning assigned thereto in the recitals hereto.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means any mortgage referred to in Section 4.01(g) and any mortgage executed and delivered after the Effective Date pursuant to
Section 5.13(a).

                  "Mortgage Amendment" has the meaning set forth in Section 4.01(g).

                  "Mortgaged Property" means the real property owned by the Borrower, located at 4770 Hickory Hill Road, Memphis, Tennessee and containing approximately 475,000 square feet of executive office space and warehouse facilities, and any other real property as to which the Collateral Agent for the benefit of the Lenders shall be granted a Mortgage pursuant to Section 5.13(a).

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty or other insured damage, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and its Subsidiaries to third parties in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction permitted under Section 6.13(d) or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans, the Prudential Debt and the Additional Prudential Notes) secured by such asset or otherwise subject to mandatory prepayment as a result of such event (to the extent such repayment is permitted hereunder), and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower or any Subsidiary, and the amount of any reserves established by the Borrower and its Subsidiaries to fund contingent liabilities or contingent obligations reasonably estimated to be available, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower), provided that the amount of any subsequent reduction of any such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of a Prepayment Event occurring on the date of such reduction.

                  "New Lender" has the meaning set forth in Section 2.02(e).

                  "New Lender Supplement" has the meaning set forth in Section 2.02(e).

                  "NTB" has the meaning assigned thereto in the recitals hereto.

                  "NTB Acquisition" has the meaning assigned thereto in the recitals hereto.

                  "NTB Acquisition Agreement" means the Stock Purchase Agreement, dated as of September 21, 2003, by and between the Borrower and Sears, Roebuck and Co.

                  "NTB Acquisition Documentation" means, collectively, the NTB Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

                  "NTB Sale and Leaseback" means the sale, for an aggregate price not to exceed $140,000,000, and the leasing back of up to eighty-nine properties acquired by the Borrower in connection with the NTB Acquisition.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Participant" has the meaning set forth in Section 9.04(c).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.05;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

                  (g) Liens of landlords on fixtures and leasehold improvements granted or arising in the ordinary course of business;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which, in any case, has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prepayment Event" means:

                  (a) any sale and leaseback transaction permitted pursuant to Section 6.13(d), or any other sale, transfer, or other disposition of any property or asset of the Borrower or any Subsidiary, other than dispositions permitted pursuant to Section 6.13(a), (b), (c) (e) (f) , (g) or (h);

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom, together with any other such Net Proceeds received after the Amendment and Restatement Effective Date, exceed $5,000,000 in the aggregate and have not been applied to repair, restore or replace such property or asset or to acquire other real property, equipment or other tangible assets to be used in the business of the Borrower or any Subsidiary within one year after such event; or

                  (c) the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Properties" has the meaning set forth in Section 3.06(b).

                  "Prudential Consents" has the meaning set forth in Section 4.01(i).

                   "Prudential" means The Prudential Insurance Company of America together with any of its affiliates, managed accounts and funds from time to time holding Prudential Debt or Additional Prudential Notes.

                  "Prudential Debt" means Borrower's obligations pursuant to a certain Second Amended and Restated Note Agreement dated as of April 1, 2003 between Borrower and The Prudential Insurance Company of America, as amended by Amendment No. 1 to Second Amended and Restated Note Agreement dated as of November 29, 2003 (the "Existing Note Agreement"), governing the terms of the Borrower's (i) 8.30% Series A Senior Notes due July 10, 2003, (ii) 8.62% Series B Senior Notes due July 10, 2005 and (iii) 8.81% Series C Senior Notes due July 10, 2008.

                  "Register" has the meaning set forth in Section 9.04(b).

                  "Reimbursement Obligation" means the obligation of the Borrower to reimburse any Issuing Bank pursuant to Section 2.05(e) for amounts drawn under Letters of Credit.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having aggregate Revolving Credit Exposures, Term Loan Exposures and unused Revolving Credit Commitments representing more than 51% of the sum of the total Revolving Credit Exposures, Term Loan Exposures and unused Revolving Credit Commitments at such time.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

                  "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lenders pursuant to Section 9.04 and (c) increased from time to time pursuant to
Section 2.02(d). The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Credit Commitments on the Effective Date was $121,500,000 and on the Amendment and Restatement Effective Date is $121,500,000.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amounts of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

                  "Revolving Credit Maturity Date" means April 1, 2008.

                  "Revolving Loan" means a Loan made pursuant to Section 2.03.

                  "S&P" means Standard & Poor's.

                  "Scheduled Payments" means, for any period, the sum (without duplication) of the aggregate amount of scheduled principal payments made during such period in respect of Long-Term Indebtedness of the Borrower and its Subsidiaries (other than payments made by the Borrower or any Subsidiary to the Borrower or a Subsidiary).

                  "Solvent", when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, except that no Joint Venture in which the entire amount invested by the Borrower and its Subsidiaries complies with Section 6.04(d), shall be deemed to be a subsidiary.

                  "Subsidiary" means any subsidiary of the Borrower; provided, however, that in no event shall TBC de Mexico be considered to be a Subsidiary for purposes hereof (but, to the extent required by GAAP, shall be consolidated in the consolidated financial statements of the Borrower and as such included in the calculation of the covenants in Sections 6.08, 6.09 and 6.10) until such time, if any, as Borrower's interest in TBC de Mexico exceeds 60%, Borrower is required by GAAP to consolidate TBC de Mexico into Borrower's consolidated financial statements, and Borrower's equity investment in TBC de Mexico exceeds $2,500,000.

                  "Substantial Portion" means, with respect to the property of the Borrower and its Subsidiaries, property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending at the end of the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the Consolidated Net Income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

                  "SunTrust" means SunTrust Capital Markets, Inc.

                  "SunTrust Sale and Leaseback" means the sale, for an aggregate price of $5,840,000, and the leasing back of eight retail stores previously owned by Merchant's, Incorporated, pursuant to the Purchase Agreements and Lease Agreements, each dated as of September 30, 2003 among Merchant's, Incorporated and various affiliates of SunTrust Equity Funding, LLC.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means First Tennessee Bank National Association, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Term Loan Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amounts of such Lender's Term Loans at such time.

                  "Term Loan Maturity Date" means April 1, 2008.

                  "Term Loans" means, collectively, the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.

                  "Tranche A Term Commitment" means as to any Lender the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Commitment" opposite such Lender's name on Schedule 2.01.

                  "Tranche A Term Lender" means each Lender that holds a Tranche A Term Loan.

                  "Tranche A Term Loan" means a Loan made pursuant to Section 2.01(b).

                  "Tranche B Term Commitment" means as to any Lender the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Commitment" opposite such Lender's name on Schedule 2.01.

                  "Tranche B Term Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amounts of such Lender's Tranche B Term Loans.

                  "Tranche B Term Lender" means each Lender that holds a Tranche B Term Loan.

                  "Tranche B Term Loan" means a Loan made pursuant to Section 2.01(c).

                  "Tranche B Term Loan Availability Period" means the period from and including the Effective Date until September 30, 2003.

                  "Tranche C Term Commitment" means as to any Lender the obligation of such Lender, if any, to make a Tranche C Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Tranche C Term Commitment" opposite such Lender's name on Schedule 2.01.

                  "Tranche C Term Lender" means each Lender that has a Tranche C Term Commitment or that holds a Tranche C Term Loan.

                  "Tranche C Term Loan" means a Loan made pursuant to Section 2.01(d).

                  "Transactions" means the execution, delivery and performance by the Borrower of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and the execution, delivery and performance by the Guarantors of the Facility Obligations.

                  "2001 Credit Agreement" has the meaning assigned thereto in the recitals hereto.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Wholly-Owned Subsidiary" of a Person means any Subsidiary all of whose outstanding voting securities, or ownership interests having ordinary voting power, are at the time owned (i) directly by such Person, (ii) directly and indirectly by such Person and one or more of such Person's Wholly-Owned Subsidiaries or (iii) by one or more of such Person's Wholly-Owned Subsidiaries.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Schedules shall be construed to refer to Articles and Sections of, and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights and all other real and personal property.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed, and all financial information and reports provided pursuant to this Agreement shall be prepared, in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Co-Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Co-Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Revolving and Term Loan Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment or
(ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Revolving Loans outstanding under the March 2003 Credit Agreement on the Amendment and Restatement Effective Date shall continue to constitute Revolving Loans hereunder from and after the Amendment and Restatement Effective Date.

                  (b) The parties hereto acknowledge that each Tranche A Term Lender made a Tranche A Term Loan to the Borrower on the Effective Date in an amount equal to the Tranche A Term Commitment of such Lender. Once a Tranche A Term Loan is repaid or prepaid, it may not be reborrowed.

                  (c) The parties hereto acknowledge that each Tranche B Term Lender made Tranche B Term Loans to the Borrower during the Tranche B Term Loan Availability Period in an aggregate principal amount equal to the Tranche B Term Commitment of such Lender. Once a Tranche B Term Loan is repaid or prepaid, it may not be reborrowed.

                  (d) Subject to the terms and conditions set forth herein, each Tranche C Term Lender agrees to make a Tranche C Term Loan to the Borrower on the Amendment and Restatement Effective Date or within three Business Days thereafter in the amount so designated after such Lender's name in Schedule 2.01 not to exceed the Tranche C Term Commitment of such Lender. Once a Tranche C Term Loan is repaid or prepaid, it may not be reborrowed.

                  SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments to make Loans of the applicable Class, provided that Borrowings of Revolving Loans shall consist of Loans made by the Lenders ratably in accordance with their respective Available Revolving Credit Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith and (ii) each Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000. At the commencement of each Interest Period for any Eurodollar Term Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurodollar Borrowings outstanding.

                  (d) The Borrower and any one or more Lenders (including New Lenders) may from time to time agree that without the consent of the other Lenders hereunder such Lenders shall increase the amount of such Lenders' Revolving Commitments (or in the case of New Lenders establish Revolving Commitments) by executing and delivering to the Co-Administrative Agent an Incremental Facility Activation Notice specifying (i) the respective amounts of such increases (or such new Revolving Commitments) and (ii) the applicable Incremental Facility Closing Date, provided, that (A) no Default or Event of Default has occurred and is continuing or would result after giving effect to the increase of the Revolving Commitments or the intended application of the proceeds therefrom, (B) the Applicable Rate determined as of the applicable Incremental Facility Closing Date shall not be greater than the Applicable Rate then in effect for Revolving Loans, (C) the aggregate Revolving Commitments after giving effect to any increase pursuant to this Section 2.02(d) shall not exceed $150,000,000 and (D) each increase in the Revolving Commitments pursuant to this
Section 2.02(d) shall be in a minimum amount of at least $5,000,000. Any incremental Revolving Commitments shall be governed by this Agreement and the other Loan Documents. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees in writing to do so in its sole discretion.

                  (e) Any additional bank, financial institution or other entity that, with the consent of the Borrower and the Co-Administrative Agent (which consent shall not be unreasonably withheld), elects to become a "Lender" under this Agreement in connection with any transaction described in Section 2.02(d) shall execute a New Lender Supplement (each, a "New Lender Supplement"), substantially in the form of Schedule 2.02, whereupon such bank, financial institution or other entity (a "New Lender") shall become a Lender for all purposes and shall be bound by and entitled to the benefits of this Agreement.

                  (f) The Borrower shall borrow Revolving Loans under the increased Revolving Commitments from each Lender participating in any increase in the Revolving Commitments pursuant to Section 2.2(d) (i) on the relevant Incremental Facility Closing Date, if ABR Revolving Loans are then outstanding, in an amount of ABR Loans that will result in each such participating Lender having ABR Loans outstanding in a principal amount equal to its Applicable Percentage of the total outstanding principal amount of ABR Loans and (ii) on such Incremental Facility Closing Date, if a Eurodollar Borrowing is being continued for another Interest Period on such date, and in and on any later date on which a Eurodollar Borrowing outstanding on such Incremental Facility Closing Date is being continued for another Interest Period, in each case in an amount that will result in each such participating Lender having Eurodollar Revolving Loans made by it included in such Eurodollar Borrowing in a principal amount equal to its Applicable Percentage of the total outstanding principal amount of Eurodollar Loans included in such Eurodollar Borrowing.

                  (g) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled (i) to request, or to elect to convert or continue, any Borrowing of Revolving Loans if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date or (ii) to convert or continue any Borrowing of Term Loans if the Interest Period requested with respect thereto would end after the Term Loan Maturity Date.

                  SECTION 2.03. Requests for Borrowings. (a) To request a Revolving Borrowing, the Borrower shall give to the Administrative Agent irrevocable notice which notice must be received by the Administrative Agent (1) in the case of a Eurodollar Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, three Business Days before the date of the proposed Revolving Borrowing or (2) in the case of an ABR Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, on the Business Day of the proposed Revolving Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance any Reimbursement

Obligation may be given no later than 10:00 am, Memphis, Tennessee time on the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information:

                  (i)      the aggregate amount of the requested Revolving
         Borrowing;

                  (ii) the date of such Revolving Borrowing, which shall be a Business Day;

                  (iii) whether such Revolving Borrowing is to be an ABR Borrowing, or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Revolving Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  (b) To request a Term Borrowing, the Borrower shall give to the Administrative Agent irrevocable notice which notice must be received by the Administrative Agent (1) in the case of a Eurodollar Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, three Business Days before the date of the proposed Borrowing or (2) in the case of an ABR Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, on the Business Day of the proposed Term Borrowing. Each such telephonic and written Borrowing Request shall specify the following information:

                  (i)      the aggregate amount of the requested Term Borrowing;

                  (ii) the date of such Term Borrowing, which shall be a Business Day;

                  (iii) whether such Term Borrowing is to be an ABR Borrowing, or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Term Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Term Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested

Eurodollar Term Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Term Lender of the details thereof and of the amount of such Lender's Term Loan to be made as part of the requested Term Borrowing.

                  SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the lesser of 15% of the Revolving Credit Commitments or $20,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (a) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 p.m., Memphis, Tennessee time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., Memphis, Tennessee time, on the requested date of such Swingline Loan.

                  (b) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Memphis, Tennessee time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's then Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's then Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The

Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                  SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for the account of the Borrower, but in the name of the Borrower or any Subsidiary as may be specified by the Borrower, in a form reasonably acceptable to each Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Any Letters of Credit outstanding under the March 2003 Credit Agreement on the Amendment and Restatement Effective Date shall continue to constitute Letters of Credit hereunder from and after the Amendment and Restatement Effective Date.

                  (b) Existing Letters of Credit. From and after the Effective Date, the Existing Letters of Credit shall be deemed outstanding pursuant to, and shall constitute "Letters of Credit" for all purposes of, this Agreement.

                  (c) Notice of Issuance, Amendment, Renewal, Extension, Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing
Bank) to any Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by such Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the lesser of 20% of the Revolving Credit Commitments or $25,000,000 and
(ii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

                  (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

                  (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage as may be adjusted from time to time to reflect assignments or transfers of Revolving Credit Commitments and any increase in the Revolving Credit Commitment pursuant to Section 2.02(d), of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender's Applicable Percentage, determined as of the date the Letter of Credit was issued, of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (f) Reimbursement Obligation. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Memphis, Tennessee time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Memphis, Tennessee time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Memphis, Tennessee time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Memphis, Tennessee time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent thereof and the Administrative Agent shall then notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice from the Administrative Agent, each Lender shall pay to the Administrative Agent such Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (h) Disbursement Procedures. Each Issuing Bank shall, in accordance with standard banking practice following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent, any other Issuing Bank and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement. On the Business Day three Business Days prior to the last day of March, June, September and December of each year and at such other times as the Administrative Agent shall request, each Issuing Bank shall report to the Administrative Agent all Letters of Credit issued by it during the then current calendar quarter and the average daily undrawn and unexpired amounts for all Letters of Credit for each day in such calendar quarter.

                  (i) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (j) Replacement of the Issuing Bank. Each Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Co-Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.06. Funding of Borrowings. (a) Provided that it has received timely advice of the related Borrowing Request as required by the last sentence of Section 2.03(a) or of Section 2.03(b), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Memphis, Tennessee time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make each Borrowing available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Memphis, Tennessee and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Interest Rate applicable to the Borrowing or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.07. Interest Elections. (a) Each Revolving or Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.08. Termination and Reduction of Revolving Credit Commitments. (a) Unless previously terminated, the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments; provided that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with
Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

                  (c) The Borrower shall notify the Co-Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Co-Administrative Agent shall advise the Administrative Agent and the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction shall be permanent. Each reduction shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments.

                  SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender, on the Revolving Credit Maturity Date, the then unpaid principal amount of each of the Revolving Loans and (ii) to the Swingline Lender the then unpaid principal amount of the Swingline Loans on the earlier of the Revolving Credit Maturity Date or the first date after such Swingline Loans are made that is the 15th or last day of a calendar month; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

                  (b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche A Term Lenders the unpaid principal of all Tranche A Term Loans, on the dates and in the amounts set forth below, with the entire unpaid principal balance due and payable on the Term Loan Maturity Date:

  Date                                      Payment Amount
  ----                                      --------------
 9/30/03                                    $1,662,836.00
12/31/03                                     1,662,836.00
 3/31/04                                     1,662,836.00
 6/30/04                                     3,563,220.00
 9/30/04                                     3,563,220.00
12/31/04                                     3,563,220.00
 3/31/05                                     3,563,220.00
 6/30/05                                     3,563,220.00
 9/30/05                                     3,563,220.00
12/31/05                                     3,563,220.00
 3/31/06                                     3,563,220.00
 6/30/06                                     3,563,220.00
 9/30/06                                     3,563,220.00
12/31/06                                     3,563,220.00
 3/31/07                                     3,563,220.00
 6/30/07                                     3,563,220.00
 9/30/07                                     3,563,220.00
12/31/07                                     3,563,220.00

                  (c) (i) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche B Term Lenders the unpaid principal of all Tranche B Term Loans, on the dates and in an aggregate amount equal to the percentage set forth below opposite such installment date multiplied by $25,000,000, with the entire unpaid principal balance due and payable on the Term Loan Maturity Date:

  Date                                   Percentage
  ----                                   ----------
 9/30/03                                  2.6800%
12/31/03                                  2.6800%
 3/31/04                                  2.6800%
 6/30/04                                  5.7475%
 9/30/04                                  5.7475%
12/31/04                                  5.7475%
 3/31/05                                  5.7475%
 6/30/05                                  5.7475%
 9/30/05                                  5.7475%
12/31/05                                  5.7475%
 3/31/06                                  5.7475%
 6/30/06                                  5.7475%
 9/30/06                                  5.7475%
12/31/06                                  5.7475%
 3/31/07                                  5.7475%
 6/30/07                                  5.7475%
 9/30/07                                  5.7475%
12/31/07                                  5.7475%

                  (iii) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche C Lenders the unpaid principal of all Tranche C Term Loans, on the dates set forth below, with the entire unpaid principal balance due and payable on the Term Loan Maturity Date:

   Date                                  Payment Amount
   ----                                  --------------
  6/30/04                                  $1,742,000
  9/30/04                                   1,742,000
 12/31/04                                   1,742,000
  3/31/05                                   3,735,634
  6/30/05                                   3,735,634
  9/30/05                                   3,735,634
 12/31/05                                   3,735,634
  3/31/06                                   3,735,634
  6/30/06                                   3,735,634
  9/30/06                                   3,735,634
 12/31/06                                   3,735,634
  3/31/07                                   3,735,634
  6/30/07                                   3,735,634
  9/30/07                                   3,735,634
 12/31/07                                   3,735,634

                  (d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (e) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (f) The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (g) Any Lender may request that Loans made by it be evidenced by a promissory note only in order to facilitate pledges of the Loans in accordance with Section 9.04(d). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Co-Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04(d) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

                  (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, or (iii) in the case of prepayment of a Swingline Loan, not later than 11:30 a.m., Memphis, Tennessee time, on the Business Day of prepayment. Each such notice shall be irrevocable, shall identify the Borrowing(s) being prepaid and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

                  (c) Borrower shall prepay the principal of the Term Loans, of the Prudential Debt and of the Additional Prudential Notes, upon notice and otherwise in compliance with Section 2.10(b) and/or the Revolving Credit Commitments shall be reduced in accordance with Section 2.08, as follows:

                           (i) In the event that and on each occasion on which any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay the principal of the Term Loans, the Prudential Debt and the Additional Prudential Notes and/or the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to such Net Proceeds, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (ii) of this paragraph.

                           (ii) Order of Application. Prepayments and/or reductions of Revolving Credit Commitments pursuant to this paragraph shall be applied as follows:

                           first, (A) to prepay the Term Loans, the Prudential
Debt and the Additional Prudential Notes and

                           second, after the payment in full of the Term Loans,
the Prudential Debt and the Additional Prudential Notes, to reduce the aggregate amount of the Revolving Credit Commitments (and to the extent that, after giving effect to such reduction, the total Revolving Credit Exposures would exceed the Revolving Credit Commitments, the Borrower shall, first, prepay Revolving Credit Loans and second, provide cover for LC Exposure as specified in Section 2.05(k) in an aggregate amount equal to such excess).

Any prepayment of the Term Loans, the Prudential Debt and the Additional Prudential Notes pursuant to this paragraph shall be applied (x) to each Term Loan, the Prudential Debt and the Additional Prudential Notes, pro rata in the same proportions as the then balance of each Term Loan, the Prudential Debt and the Additional Prudential Notes bears to the total balance of all Term Loans plus the Prudential Debt and the Additional Prudential Notes, provided that if prepayment is waived with respect to the Prudential Debt and/or the Additional Prudential Notes, the amounts that would have been payable absent such waiver shall be reallocated on a pro rata basis among the Term Loans and any non-waiving note holders, and (xx) with respect to each, to the last maturing installments thereof. Notwithstanding the foregoing, the Borrower shall not be required to apply any prepayment to the Prudential Debt or the Additional Prudential Notes if such prepayment is not required pursuant to the terms thereof and would cause the Borrower to incur any prepayment premium or penalty and, in each event, any amount which would otherwise have been used to make a prepayment of the Prudential Debt or the Additional Prudential Notes shall instead be used, first, to prepay the Term Loans and, second, to reduce the aggregate amount of the Revolving Commitments (and to the extent that, after giving effect to such reduction, the total Revolving Credit Exposures would exceed the Revolving Credit Commitments, the Borrower shall, first, prepay Revolving Credit Loans and second, provide cover for LC Exposure as specified in
Section 2.05(k) in an aggregate amount equal to such excess).

                  SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Credit Commitment terminates; provided that, (i) if such Lender continues to have any Revolving Credit Exposure after its Revolving Credit Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Revolving Credit Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure; and (ii) the commitment fee payable to the Swingline Lender shall accrue on the average daily amount of its Available Revolving Credit Commitment minus the average daily principal balance of the Swingline Loans during such period. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and, with respect to commitment fees payable pursuant to clause (y) above, on the date on which the Revolving Credit Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any commitment fees payable pursuant to clause (y) above and accruing after the date on which the Revolving Credit

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                                                                              38

Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 12.5 basis points per annum on the average daily amount of such Issuing Bank's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to such Issuing Bank, in the case of fees payable to it) for distribution, in the case of Letter of Credit participation fees and commitment fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Swingline Loans shall bear interest at the Federal Funds Effective Rate plus applicable Eurodollar Spread plus 15 basis points.

                  (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Loan prior to the end of the Availability Period) accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Federal Funds Effective Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

                  SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

                  (c) the Administrative Agent is advised by one or more Lender(s), but less than the Required Lenders, that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lender(s) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then, in the case of clause (a) or (b) above, the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; and in the case of clause (c) above, the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective as to the Lender(s) giving notice under clause (c), (ii) if any Borrowing Request requests a Eurodollar Borrowing, the Loans made by such clause (c) Lender(s) as part of such Borrowing shall be made as ABR Loans and
(iii) the Interest Election Request or Borrowing Request shall be effective as against the other Lenders and the affected Borrowings shall have all of the characteristics specified in such Interest Election Request or Borrowing Request, except that interest on the Loans made by the clause (c) Lenders shall be computed at the ABR Rate.

                  SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank, or

                  (ii) impose on any Lender or any Issuing Bank, or the London interbank market, any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank, hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or any Issuing Bank, determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's or such Issuing Bank's, holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank, or such Lender's or such Issuing Bank's, holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, or such Lender's or such Issuing Bank's, holding company for any such reduction suffered.

                  (c) A certificate of a Lender or an Issuing Bank, setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank, or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or any Issuing Bank, to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's, right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank, pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's, intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender or each Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent demonstrable error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, Memphis time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 165 Madison Avenue, Memphis, Tennessee 38103, except payments to be made directly to any Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The

Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements, then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans or participations in LC Disbursements or Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans or participations in LC Disbursements or Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing

Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.18. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender exercises its rights under Section 2.13(c) or requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce the cost referred to in
Section 2.11(c) or amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender exercises its rights under Section 2.13(c) or requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from an exercise of rights under
Section 2.13(c) or a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in elimination of the Section 2.13(c) rights on the part of the assignee or a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III

                         Representations and Warranties

                  The Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers.

                  (a) The Borrower and each of its Subsidiaries is a corporation, limited liability company, partnership, association or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. The jurisdiction of organization of the Borrower and each of its Subsidiaries existing on the Amendment and Restatement Effective Date is indicated on Schedule 3.01.

                  (b) As of the Amendment and Restatement Effective Date, the Borrower owns the direct and indirect interests in the Subsidiaries specified in Schedule 3.01. The Borrower's record and beneficial ownership, direct and indirect, of each Subsidiary is free from any material restriction, equity, security interest, or other Lien.

                  SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's and each Grantor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and each of the other Loan Documents has been duly executed and delivered by the Borrower and/or the Grantor executing the same and constitutes a legal, valid and binding obligation of the Borrower, and/or each such Grantor, enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions and the execution, delivery and performance of the Loan Documents by the respective parties thereto (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and
(d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries except pursuant to the Loan Documents.

                  SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders its (i) audited consolidated and unaudited consolidating balance sheet and statements of income, stockholders equity and cash flows as of and for the Fiscal Years ended December 31, 2001 and December 31, 2002, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) unaudited interim consolidated and consolidating financial statements, certified by its chief financial officer, for each Fiscal Quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

                  (b) Since December 31, 2002, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

                  (c) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated subsidiaries as at November 30, 2003 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the NTB Acquisition, (ii) the Loans to be made and the NTB Sale and Leaseback to be consummated on the Amendment and Restatement Effective Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared using NTB's balance sheet as at December 28, 2002 and the Borrower's projected consolidated balance sheet as at November 30, 2003 and, to the best of the Borrower's knowledge as of the Amendment and Restatement Effective Date, presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at November 30, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  SECTION 3.05. Properties. (a) The Borrower and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, free and clear of all Liens except for the Liens set forth on Schedule 6.02, for Liens permitted by Section
6.02 and for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Schedule 1.01D lists, as of the Amendment and Restatement Effective Date, each parcel of owned real property of the Borrower or any of its Subsidiaries.

                  (b) The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No material claim has been asserted and is pending by any Person challenging or questioning the use of any such intellectual property or the validity or effectiveness of such intellectual property, nor does the Borrower know of any valid basis for any such claim.

                  SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

                  (b) To the knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower and each of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law, except for such violation or liability that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) The environmental audits regarding the real properties which are part of the Merchant's Acquisition provided to the Co-Administrative Agent pursuant to Section 4.01(j) of the March 2003 Credit Agreement do not contain any finding that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and (ii) the Phase I environmental assessments regarding the real properties which are part of the NTB Acquisition provided to the Co-Administrative Agent pursuant to
Section 4.01(l) do not contain any finding that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (d) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  SECTION 3.07. Compliance with Laws and Agreements. The Borrower and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default (determined after giving effect to this Agreement) has occurred and is continuing.

                  SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. Taxes. The Borrower and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or NTB is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) prior to the Amendment and Restatement Effective Date contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.12. Margin Stock. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending or arranging for the extension of credit for the purpose of purchasing or carrying "margin securities" or "margin Stock" (as defined in Regulations G and U issued by the Board). Neither the Borrower nor any Subsidiary owns or intends to carry or purchase any "margin security" or "margin Stock." Neither the Borrower nor any Subsidiary will use the proceeds of any Loan to purchase or carry (or refinance any borrowings the proceeds of which were used to purchase or carry) any "margin security" or "margin Stock." If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  SECTION 3.13. Compliance with Conditions Precedent. The Borrower and each Subsidiary has (a) executed and delivered to the Co-Administrative Agent and the Lenders the documents described in Section 4.01 hereto; (b) obtained and delivered to the Co-Administrative Agent and the Lenders the opinions of counsel described in Section 4.01 (b); and (c) otherwise complied with all other conditions hereto.

                  SECTION 3.14. Labor Matters. There are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.15. Assets. (a) Schedule 3.15 to the March 2003 Credit Agreement accurately describes the name and registration number of all federally registered trademarks, tradenames and service marks of the Borrower and its Subsidiaries as of the Effective Date, and (b) Schedule 3.15 hereto accurately describes, as of the Amendment and Restatement Effective Date, the name and registration number of all federally registered trademarks, tradenames and service marks of the Borrower and its Subsidiaries acquired after the Effective Date.

                  SECTION 3.16. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, financing statements and other filings specified on
Schedule 3.16(a) in appropriate form having been filed in the offices specified on Schedule 3.16(a), the Guarantee and Collateral Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and the Subsidiaries in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.02).

                  (b) Each Mortgage is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Property described therein and proceeds thereof, and each such Mortgage has been filed in the applicable office specified on Schedule 3.16(b) and constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and the Subsidiaries in the Mortgaged Property and the proceeds thereof, as security for the Secured Indebtedness (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person.

                  SECTION 3.17. Solvency. The Borrower is, and after giving effect to the NTB Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  SECTION 3.18. Certain Documents. The Borrower has delivered to the Co-Administrative Agent a complete and correct copy of the NTB Acquisition Documentation, including any amendments, supplements or modifications with respect to any of the foregoing.

                  SECTION 3.19. Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Amendment and Restatement Effective Date. This Agreement shall become effective as of the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Co-Administrative Agent (or its counsel) shall have received from each of the Borrower, the Required Lenders, each Tranche C Term Lender and the Co-Administrative Agent either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Co-Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Co-Administrative Agent shall have received a favorable written opinion (addressed to the Co-Administrative Agent and the Lenders and dated the Amendment and Restatement Effective Date) of Thompson Hine LLP, counsel for the Borrower, and other local counsel for Borrower or any Subsidiary, substantially in the form of Schedule 4.01(b), and covering such other matters relating to the Borrower, the Grantors, this Agreement and the other Loan Documents and the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

                  (c) The Co-Administrative Agent shall have received such documents and certificates as the Co-Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Grantors referred to in
         Section 4.01(f), the authorization of the Transactions and any other legal matters relating to the Borrower, such Grantors, this Agreement and the other Loan Documents and the Transactions, all in form and substance satisfactory to the Co-Administrative Agent and its counsel.

                  (d) The Co-Administrative Agent shall have received a certificate, dated the Amendment and Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (e) The Administrative Agent, Book Manager, Lead Arranger, Co-Administrative Agent and each Lender shall have received all fees and other amounts due and payable on or prior to the Amendment and Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (f) The Co-Administrative Agent shall have received (i) an Amendment to the Guarantee and Collateral Agreement, substantially in the form of Schedule 4.01(f)A, executed and delivered by each Grantor, the Co-Administrative Agent and the Required Noteholders (as defined in the Guarantee and Collateral Agreement), and (ii) an

         Assumption Agreement, in the form of Annex 1 to the Guarantee and Collateral Agreement, executed and delivered by NTB.

                  (g) The Collateral Agent shall have received from the relevant Grantor an amendment to the Mortgage to which such Grantor is a party (the "Mortgage Amendment"), which amendment shall have been signed on behalf of such Grantor and shall be in form and substance satisfactory to the Collateral Agent.

                  (h) The NTB Acquisition shall have been consummated in accordance with applicable law and the terms set forth in the NTB Acquisition Documentation. No provisions of the NTB Acquisition Documentation shall have been waived, amended, supplemented or otherwise modified in any respect materially adverse to the Borrower or the Lenders without approval of the Lenders.

                  (i) The amendments referred to in the definitions of "Existing Note Agreement" and "Additional Note Agreement" shall be effective, in each case on satisfactory terms and conditions (collectively, the "Prudential Consents"), and the Borrower shall have received at least $120,000,000 in gross cash proceeds from the NTB Sale and Leaseback.

                  (j) All governmental and material third party approvals necessary in connection with the NTB Acquisition, the financing contemplated hereby and the continuing operations of the Borrower and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the NTB Acquisition or the financing thereof.

                  (k) The Collateral Agent shall have received satisfactory insurance certificates with respect to all required insurance.

                  (l) The Co-Administrative Agent shall have received (i) copies of the Phase I environmental assessments completed in 2003 with respect to the real properties that are part of the NTB Sale and Leaseback and (ii) copies of all other existing Phase I environmental assessments received by the Borrower in respect of the real properties that are part of the NTB Acquisition.

                  (m) The Co-Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of NTB are located, and such search shall reveal no liens on any of the assets of NTB except for liens permitted by Section 6.02 or discharged on or prior to the Amendment and Restatement Effective Date pursuant to documentation satisfactory to the Administrative Agent.

                  (n) The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (o) The Co-Administrative Agent shall have received (in a form reasonably satisfactory to the Co-Administrative Agent) true and correct copies of Prudential Consents, and such other documents or instruments as may be reasonably requested by the Co-Administrative Agent.

The Co-Administrative Agent shall notify the Borrower and the Lenders of the Amendment and Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., Memphis, Tennessee time, on December 15, 2003 (and, in the event such conditions are not so satisfied or waived, the Tranche C Term Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing, or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, as if made on such date.

                  (b) At the time of and immediately after giving effect to such Borrowing, or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                   ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Punctual Payment. The Borrower will punctually pay or cause to be paid the principal and interest due in respect of each Borrowing according to the terms hereof and the Borrower will punctually pay or cause to be paid the commitment, Letter of Credit participation and other fees for which it is responsible pursuant to Section 2.11 hereof.

                  SECTION 5.02. Financial Statements and Other Information. The Borrower will furnish to each Lender:

                  (a) within 90 days after the end of each Fiscal Year of the Borrower, its audited consolidated balance sheet and related statement of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such, audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and within 90 days after the end of each Fiscal Year of the Borrower, its unaudited consolidating balance sheets and related statements of operations as of the end of and for such year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of each of the Borrower's Consolidated Subsidiaries in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, (i) its consolidated balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period and quarter of the previous Fiscal Year, and (ii) its consolidating balance sheets and related statements of operations as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.08 through 6.12 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any

                                                                              54
         national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

                  (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.03. Notices of Material Events. The Borrower will furnish to the Co-Administrative Agent and each Lender prompt written notice of the following:

                  (a)      the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary or Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,000,000;

                  (d) the occurrence of the events described in the definition of "Subsidiary" resulting in TBC de Mexico being considered a Subsidiary for all purposes of this Agreement; and

                  (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, conversion, restructuring, liquidation, dissolution or other transaction permitted under Section 6.03.

                  SECTION 5.05. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.06. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 5.07. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Co-Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.08. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.09. Use of Proceeds. The proceeds of the Term Loans will be used for the Refinancing, the Merchant's Acquisition and the NTB Acquisition, and the proceeds of Revolving Loans will be used for the Refinancing and thereafter for general corporate purposes of the Borrower and its Subsidiaries, including Acceptable Acquisitions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be used only to support general corporate purposes.

                  SECTION 5.10. Intercompany Loans/Payments. The Borrower agrees with the Lenders that (i) any payments made by a Guarantor in reduction of its obligation under the Guarantee executed by it, shall reduce dollar for dollar its total obligation to the Borrower for repayment of any Intercompany Loans owed to the Borrower, (ii) it will require that any payments made by a Guarantor that is an indirect Wholly-Owned Subsidiary of the Borrower, in reduction of its obligation under the Guarantee executed by it, shall reduce dollar for dollar its total obligation for repayment of any Intercompany Loans owed to another Guarantor and (iii) except as set forth in Schedule 5.10, neither it nor any Wholly-Owned Subsidiary will demand, enforce or accept any payments on account of any Intercompany Loans owed to the Borrower by any Guarantor at a time when such Guarantor is insolvent or if such payments could reasonably be expected to render such Guarantor insolvent, to leave it with unreasonably small capital for the business in which it is engaged and in which it intends to engage, or to leave it unable to pay its other Indebtedness as the same matures.

                  SECTION 5.11. Subsidiary Guarantees and Collateral. (a) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Effective Date by the Borrower or any Subsidiary (which, for the purposes of this paragraph (a), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), the

Borrower will promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any Subsidiary,
(ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or the relevant Subsidiary, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent, and (iv) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (b) With respect to any new Excluded Foreign Subsidiary created or acquired after the Effective Date by the Borrower or any Subsidiary (other than by any Subsidiary that is an Excluded Foreign Subsidiary), the Borrower will promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or such Subsidiary (provided that in no event shall more than 66% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or the relevant Subsidiary, and take such other action as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Collateral Agent's security interest therein, and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  SECTION 5.12. Environmental Laws. (a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (b) The Borrower will, and will cause each of its Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.13. Additional Collateral, etc. (a) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $10,000,000 acquired after the Effective Date by the Borrower or any of its Subsidiaries (other than any such real property subject to a Lien expressly permitted by Section 6.02(d)), if requested by the Collateral Agent, the Borrower shall, or shall cause its Subsidiary to, promptly
(i) execute and deliver a first priority Mortgage, in favor of the Collateral Agent, for the benefit of the Lenders, covering such real property, (ii) provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (iii) deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (b) With respect to any property acquired after the Effective Date by any of the Borrower or its Subsidiaries (other than (x) any property described in paragraph (a) or Section 5.11, (y) any property subject to a Lien expressly permitted by Section 6.02(d) and (z) properly acquired by any Excluded Foreign Subsidiary) as to which the Collateral Agent, for the benefit of the Lenders, does not have a perfected Lien, if requested by the Collateral Agent, the Borrower shall promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent.

                  SECTION 5.14. Title Insurance, etc(a) . (a) If requested by the Collateral Agent, the Borrower will provide to the Collateral Agent and the title insurance company issuing the policy referred to in paragraph (b) below (the "Title Insurance Company") maps or plats of an as-built survey of the sites of the Mortgaged Properties, and such maps or plats shall be certified to the Collateral Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Collateral Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Collateral Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which any Mortgaged Property is located.

                  (b) If requested by the Collateral Agent, the Borrower will provide to the Collateral Agent in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Collateral Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Collateral Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Collateral Agent may reasonably request and (G) be issued by title companies satisfactory to the Collateral Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Collateral Agent). The Collateral Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                  (c) If requested by the Collateral Agent, the Borrower will provide to the Collateral Agent (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage
(2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created hereunder, and Guarantees executed pursuant to this Agreement;

                  (b) Indebtedness and Guarantees existing on the Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof over the amount set forth on
         Schedule 6.01;

                  (c) Indebtedness owed to the Borrower or to any Wholly-Owned Subsidiary by any Wholly-Owned Subsidiary, that in each case is permitted under Sections 6.04(c), and Indebtedness owed by the Borrower or by any Wholly-Owned Subsidiary to any Wholly-Owned Subsidiary, that in each case is permitted under Section 6.04(h);

                  (d) Guarantees and Indebtedness arising in connection with the SunTrust Sale and Leaseback;

                  (e) Guarantee obligations entered into by Big O Tires, Inc. or its Subsidiaries on behalf of its franchisees, other than those existing Guarantee obligations listed on Schedule 6.01(e), provided that the aggregate principal amount of such guaranteed obligations arising after the Effective Date plus the aggregate principal amount of loans permitted under Section 6.04(i) at no time exceeds $20,000,000;

                  (f) Indebtedness of any Subsidiary which becomes such as a result of an Acceptable Acquisition, including such Indebtedness that is assumed or becomes the subject of a Guarantee, but not any extensions, renewals or replacements thereof; provided, that any such Indebtedness is not created in contemplation of or in connection with such Acceptable Acquisition;

                  (g) Guarantees by any of the Borrower or any Wholly-Owned Subsidiary of Indebtedness of any Wholly-Owned Subsidiary, provided such Subsidiary Indebtedness is permitted pursuant to this Section;

                  (h) other Indebtedness which does not have an aggregate principal amount exceeding $25,000,000 at any time outstanding;

                  (i) Guarantee obligations entered into by (x) the Borrower or any Wholly-Owned Subsidiary, of obligations of any Wholly-Owned Subsidiary to Persons other than their Affiliates, which obligations are incurred by them in the ordinary course of business and do not constitute Indebtedness, such as trade accounts payable, customer advances, accrued expenses and lease payments that do not constitute Indebtedness, and (y) the Borrower or any Wholly-Owned Subsidiary, of obligations of Persons other than Subsidiaries and their Affiliates, provided that the aggregate principal amount of the guaranteed obligations under this clause (y) plus the aggregate amount of the investments permitted under Section 6.04(d) at no time exceeds $20,000,000;

                  (j) Guarantees and Indebtedness arising in connection with the NTB Sale and Leaseback;

                  (k) Guarantees and Indebtedness arising in connection with sale and leaseback transactions permitted under Section 6.13(d); and

                  (l) Capital Lease Obligations in respect of property acquired in the NTB Acquisition and set forth on Schedule 6.01.

                  SECTION 6.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a)      Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02, provided that , if such Lien is not released within sixty days after the Effective Date, (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof over the amount set forth on Schedule 6.02;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary; (iii) such Lien secures Indebtedness permitted by Section 6.01(h) and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

                  (d) Liens on fixed or capital assets acquired by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(h), (ii) such Liens and the Indebtedness secured thereby are incurred prior to such acquisition or simultaneously therewith, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring such fixed or capital assets,
         (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and (v) the aggregate Indebtedness secured by all such Liens does not exceed $5,000,000;

                  (e) Liens arising in connection with (i) the SunTrust Sale and Leaseback permitted under Section 6.01(d), (ii) the NTB Sale and Leaseback permitted under Section 6.01(j) or (iii) other sale and leaseback transactions permitted under Section 6.13(d); and

                  (f) a security interest granted by Tire Kingdom, Inc. to Michelin Tire Corporation, as secured party, with respect to all inventory previously and hereafter purchased from Michelin Tire Corporation by Tire Kingdom, Inc. and all proceeds thereof, provided that the aggregate amount of obligations secured thereby at no time exceeds $30,000,000.

                  SECTION 6.03. Fundamental Changes. (a) The Borrower will not, nor will it permit any of its Subsidiaries to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or with it or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of the stock of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Wholly-Owned Subsidiary may merge into the Borrower or into another Wholly-Owned Subsidiary; (ii) any Wholly-Owned Subsidiary may sell, transfer, lease or otherwise dispose of any portion of its assets to the Borrower or to another Wholly-Owned Subsidiary; (iii) any Wholly-Owned Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; (iv) Acceptable Acquisitions shall be permitted;
(v) the disposal of Northern States Tire, Inc. and the ownership interests of the Borrower or any of its Wholly-Owned Subsidiaries in STI Acquisition LLC shall be permitted, whether by sale of assets or stock, or by merger, consolidation, dissolution or liquidation; and (vi) any Wholly-Owned Subsidiary may change its form of entity to, or otherwise convert to another form of entity, which is also a Wholly-Owned Subsidiary and is a Grantor and Guarantor under the Guarantee and Collateral Agreement, or engage in any other restructuring, provided that no assets of or ownership interests in any such Wholly-Owned Subsidiary shall be transferred to a Person which is not also a Wholly-Owned Subsidiary and a Grantor and Guarantor under the Guarantee and Collateral Agreement.

                  (b) The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business not reasonably related to (i) the distribution of tires and other products in the automotive replacement market, (ii) providing financing to the Borrower and its other Subsidiaries, or (iii) owning and licensing intellectual property used by the Borrower or its other Subsidiaries.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a)      Permitted Investments;

                  (b) the Merchant's Acquisition; capital investments in any Subsidiary (provided that the Subsidiary is in existence on the Effective Date or becomes a Subsidiary at any time after the Effective Date in a manner which complies with all other provisions of this Agreement without giving effect to this clause (b)); and other investments and loans as otherwise described in
Schedule 6.04(b);

                  (c) loans or advances made by the Borrower or any Wholly-Owned Subsidiary to any Wholly-Owned Subsidiary;

                  (d) loans and advances to, purchases of equity interests in and contributions to the capital of Joint Ventures and other Persons, not otherwise permitted pursuant to this Section, provided that the aggregate amount of such investments, plus the aggregate amount of the obligations guaranteed pursuant to Section 6.01(i)(y), shall not exceed $20,000,000 at any one time; (Joint Venture profits and losses that are passed through to its equity holders shall not be included in the calculation of the aggregate amount of such investments);

                  (e) investments in evidences of Indebtedness representing amounts formerly constituting accounts receivable owed to the Borrower or any Subsidiary in the ordinary course of business;

                  (f)      Guarantees permitted under Section 6.01;

                  (g) Acceptable Acquisitions. "Acceptable Acquisition" means any separate individual Acquisition completed after the Effective Date which has been either (a) approved by the Board of Directors of the corporation, or the comparable or appropriate body of any other Person, which is the subject of such Acquisition or (b) recommended by such Board to the shareholders of such corporation, or by such other body to the equity holders of such other Person, and in each case (i) the Acquisition target is a Person which is engaged in the replacement tire industry, (ii) the aggregate consideration for the Acquisitions shall not exceed $40,000,000 in any one calendar year, (iii) the aggregate consideration for all Acquisitions completed after the Effective Date shall not exceed $75,000,000, provided that this amount shall be increased on an annual basis by 25% of the Borrower's Consolidated Net Income for each completed fiscal year commencing with its 2003 fiscal year and (iv) the Acquisition is made under circumstances in which no Default or Event of Default will either exist or result therefrom, and in which pro forma financial statements and projections including the Borrower, its Subsidiaries and the Person and/or assets to be acquired, covering the most recent 12 month period for which financial statements are available and the twelve months following the Acquisition, would show that no Default or Event of Default will result from the Acquisition and that Borrower will have unused Revolving Credit Commitments upon consummation of such Acquisition aggregating not less than $20,000,000. As used in this paragraph, "Acquisition" means any transaction pursuant to which the Borrower or any of its Wholly-Owned Subsidiaries (a) acquires all of the outstanding equity securities of any Person other than the Borrower or any Person which is then a Wholly-Owned Subsidiary of the Borrower, or (b) otherwise makes any Person a Wholly-Owned Subsidiary of the Borrower, in any case pursuant to a merger, purchase of assets or any reorganization, or (c) purchases all or substantially all of the business or assets of any Person other than a Wholly-Owned Subsidiary of the Borrower or of any business unit or line of business of any such Persons;

                  (h) Intercompany Loans made to the Borrower or any Wholly-Owned Subsidiary by any Wholly-Owned Subsidiary;

                  (i) loans by Big O Tires, Inc. or its Wholly-Owned Subsidiaries to Big O franchisees, provided that the aggregate principal amount of such loans arising after the Effective Date plus the aggregate amount of the obligations guaranteed pursuant to Section 6.01(e) at no time exceeds $20,000,000. Investments in evidences of Indebtedness permitted under

Section 6.04(e) and Big O franchisee loans that have been sold to third parties shall be excluded from the loans and obligations required to be within the $20,000,000 limit; and

                  (j)      the NTB Acquisition.

                  SECTION 6.05. Hedging Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or such Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.06. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with or make any payment or transfer to, any of its Affiliates except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction; provided that the foregoing shall not apply to transactions (i) between the Borrower and any Wholly-Owned Subsidiary or between or among any Wholly-Owned Subsidiaries of the Borrower, as long as such transactions do not violate Section 6.04; (ii) if such transactions occur in the ordinary course of business consistent with past practices of the Borrower and/or Subsidiary, (x) transactions between the Borrower or any Wholly-Owned Subsidiary and TBC de Mexico or (xx) transactions between Big O Tires, Inc. or any of its Subsidiaries and any Joint Venture established by Big O Tires, Inc. or any of its Subsidiaries in the ordinary course of business, the entire investment in which is permitted under Section 6.04(d); or (iii) incident to any dissolution or liquidation of STI Acquisition LLC and the associated distribution or disposal of any of its assets to the extent permitted under Sections 6.03(a)(v) and 6.13(i).

                  SECTION 6.07. Restrictive Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions identified on Schedule 6.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

                  SECTION 6.08. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter of the Borrower to be less than the amount set forth in the following table. For purposes of this Section, "Fixed Charge Coverage Ratio" means as of the last day of any Fiscal Quarter of the Borrower, the ratio of (a) EBITDA for the period of four Fiscal Quarters ending on the last day of such quarter to (b) the sum of the Consolidated Interest Expense, Scheduled Payments and Capital Expenditures for such period:

  Quarter Ending                      Ratio
  --------------                      -----
12/31/03                             1.15:1
 3/31/04                             1.15:1
 6/30/04                             1.15:1
 9/30/04                             1.25:1
12/31/04                             1.25:1
 3/31/05                             1.25:1
 6/30/05                             1.25:1
 9/30/05                             1.25:1
12/31/05                             1.25:1
 3/31/06                             1.50:1
 6/30/06                             1.50:1
 9/30/06                             1.50:1
12/31/06                             1.50:1
 3/31/07                             1.50:1
 6/30/07                             1.50:1
 9/30/07                             1.50:1
12/31/07 and thereafter              1.50:1

                  SECTION 6.09. Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the end of any Fiscal Quarter to be greater than that set forth in the following table:

  Quarter Ending                      Ratio
  --------------                      -----
12/31/03                             3.25:1
 3/31/04                             3.25:1
 6/30/04                             3.25:1
 9/30/04                             3.00:1
12/31/04                             2.75:1
 3/31/05                             2.75:1
 6/30/05                             2.75:1
 9/30/05                             2.50:1
12/31/05                             2.50:1
 3/31/06                             2.50:1
 6/30/06                             2.50:1
 9/30/06                             2.25:1
12/31/06                             2.25:1

  Quarter Ending                      Ratio
  --------------                      -----
 3/31/07                             2.25:1
 6/30/07                             2.25:1
 9/30/07                             2.25:1
12/31/07 and thereafter              2.25:1

                  SECTION 6.10. Adjusted Debt to EBITDAR. The Borrower will not permit the ratio of (i) Adjusted Debt to (ii) EBITDAR at the end of any Fiscal Quarter to be greater than the amount set forth in the following table:

  Quarter Ending                      Ratio
  --------------                      -----
12/31/03                             5.35:1
 3/31/04                             5.35:1
 6/30/04                             5.35:1
 9/30/04                             5.35:1
12/31/04                             5.00:1
 3/31/05                             5.00:1
 6/30/05                             5.00:1
 9/30/05                             4.75:1
12/31/05                             4.75:1
 3/31/06                             4.75:1
 6/30/06                             4.75:1
 9/30/06                             4.25:1
12/31/06                             4.25:1
 3/31/07                             4.25:1
 6/30/07                             4.25:1
 9/30/07                             4.00:1
12/31/07 and thereafter              4.00:1

For purposes of this Section, at the end of any Fiscal Quarter, (i) "Adjusted Debt" shall mean Consolidated Funded Indebtedness as of the end such Fiscal Quarter, plus eight times the rental payments made (net of any sublease income) during the four Fiscal Quarter period then ended, and (ii) EBITDAR shall mean the aggregate EBITDA, plus the aggregate rental payments (net of any sublease income), for the four Fiscal Quarter period then ended.

                  SECTION 6.11. Asset Test. The Borrower will not permit the ratio of the sum of its consolidated accounts receivable and inventories subject to a first priority perfected security interest in favor of the Collateral Agent pursuant to the Guarantee and Collateral Agreement (and, in any event, exclusive of any then outstanding amounts secured by a security interest on inventory permitted by Section 6.02(f)) to Consolidated Funded Indebtedness at the end of any Fiscal Quarter to be less than the amount set forth in the following table:

  Quarter Ending                      Ratio
  --------------                      -----
12/31/03                             1.10:1

                                                                              66

  Quarter Ending                      Ratio
  --------------                      -----
 3/31/04                             1.10:1
 6/30/04                             1.10:1
 9/30/04                             1.10:1
12/31/04                             1.20:1
 3/31/05                             1.20:1
 6/30/05                             1.20:1
 9/30/05                             1.35:1
12/31/05                             1.35:1
 3/31/06                             1.35:1
 6/30/06                             1.35:1
 9/30/06                             1.35:1
12/31/06                             1.35:1
 3/31/07                             1.35:1
 6/30/07                             1.35:1
 9/30/07                             1.35:1
12/31/07 and thereafter              1.35:1

                  SECTION 6.12. Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender pursuant to this Agreement or any of the other Loan Documents will, when so furnished, contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that, with respect to projected financial information, such information may be prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 6.13. Sale of Assets. The Borrower will not sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its or their now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests), except: (a) for inventory disposed of in the ordinary course of business; (b) for transactions with Affiliates permitted under Section 6.06; (c) for the sale or other disposition of assets that are obsolete or no longer used or usable for the conduct of business in the ordinary course; (d) for one or more transactions in which fixed or capital assets are sold and leased back, on terms that do not constitute Capital Lease Obligations (other than the SunTrust Sale and Leaseback, the NTB Sale and Leaseback and any transaction described in clause (e) below), provided that if the aggregate sale price of the assets sold exceeds $15,000,000, the Net Proceeds of each such sale are used to prepay principal of the Term Loans, of the Prudential Debt and of the Additional Prudential Notes, pursuant to Section 2.10(c); (e) that Big O Tires, Inc. and its Subsidiaries shall be permitted (i) to sell Big O franchisee loans to third parties, and (ii) to sell to Big O franchisees, or to sell and leaseback for subleasing to Big O franchisees, Big O stores (including real estate, fixtures and equipment), provided that, in each case under clauses (i) and (ii) the transaction is in the ordinary course of business and consistent with past practice;

(f) for sales described in Schedule 6.13; (g) for the SunTrust Sale and Leaseback; (h) for the NTB Sale and Leaseback; and (i) the disposition of the assets of, or the ownership interests of the Borrower and its Wholly-Owned Subsidiaries in, STI Acquisition LLC .

                  SECTION 6.14. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock or other equity interest,
(c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefits for management or employees of the Borrower and its Subsidiaries and (d) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make payments in an aggregate amount not exceeding $10,000,000 per calendar year on account of (i) the purchase, redemption, retirement, acquisition, cancellation or termination of any shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares and (ii) the payment of dividends with respect to its preferred stock.

                                  ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;

                  (d) (i) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.03, 5.04 (with respect to the Borrower's existence) or 5.08, or (ii) the Borrower shall fail to observe or perform any covenant or agreement contained in
         Article VI, and in each case in clauses (i) and (ii), either (x) such failure is not remedied within two Business Days after any of the Chief Executive Officer of the

         Borrower or any Financial Officer obtains knowledge thereof or (xx) within such two-day period, the Required Lenders, or the Co-Administrative Agent on instructions of the Required Lenders, gives the Borrower notice that such failure constitutes a Default;

                  (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b), (c) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) the date the Borrower shall have obtained knowledge thereof and (ii) written notice thereof from the Co-Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $3,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,000,000;

                  (m)      a Change in Control shall occur;

                  (n) the Borrower or any Subsidiary shall be subject to any Environmental Liability or the subject of any proceeding or investigation pertaining to the release by the Borrower or any Subsidiary, or any other Person of any Hazardous Material into the environment, or pertaining to any violation of any Environmental Law, which, in any case, could reasonably be expected to have a Material Adverse Effect; or

                  (o) the Guarantee and Collateral Agreement, the guarantee contained in Section 2 of the Guarantee and Collateral Agreement or any Mortgage shall for any reason cease to be an enforceable obligation of the Borrower or any Grantor, as the case may be, that executed the same or if such party or any other Person should contest the validity of such guarantee, the Guarantee and Collateral Agreement or Mortgage or shall seek in any way to have it declared null and void or to have such party's obligations thereunder in any way limited, or if such party shall in any respect not described elsewhere in this Article fail to perform any of its obligations under such Guarantee and Collateral Agreement or any Mortgage, and such failure shall continue unremedied for a period of fifteen days after the earlier to occur of (i) the date the Borrower shall have obtained knowledge thereof or (ii) written notice thereof from the Collateral Agent to the Borrower (which notice will be given at the request of any Lender);

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Co-Administrative Agent shall, pursuant to the request of the Required Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments, and thereupon the Revolving Credit Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the

Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

            The Administrative Agent and the Co-Administrative Agent

                  Each of the Lenders and the Issuing Banks hereby irrevocably appoints each of the Administrative Agent and the Co-Administrative Agent as its agent under this Agreement and the other Loan Documents, and authorizes the Administrative Agent and the Co-Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated respectively to the Administrative Agent and the Co-Administrative Agent by the terms hereof and of the other Loan Documents together with such actions and powers as are reasonably incidental thereto.

                  Each bank serving as the Administrative Agent and the Co-Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Co-Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent or the Co-Administrative Agent hereunder.

                  Neither the Administrative Agent nor the Co-Administrative Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) neither shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby and in the other Loan Documents that the Administrative Agent or the Co-Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, neither the Administrative Agent nor the Co-Administrative Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or Co-Administrative Agent, as the case may be, or any of its respective Affiliates in any capacity. Neither the Administrative Agent nor the Co-Administrative Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or for any action taken or not taken by it in the absence of its own gross negligence or wilful misconduct. Neither the Administrative Agent nor the Co-Administrative Agent shall be deemed to have knowledge of any Default (including any event of default under any other Loan Document) unless and until written notice thereof is given to it by the Borrower or a Lender, and neither the Administrative Agent nor the Co-Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere herein or in any other Loan Document other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Co-Administrative Agent, as the case may be.

                  The Administrative Agent and the Co-Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper Person. Each of the Administrative Agent and the Co-Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to be made by the proper Person, and shall not incur any liability for relying thereon. Each of the Administrative Agent and the Co-Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  Each of the Administrative Agent and the Co-Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it in good faith. The Administrative Agent and the Co-Administrative Agent and any such sub-agent may perform any and all duties and exercise rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Co-Administrative Agent, and any such sub-agent.

                  Upon the appointment and acceptance of a successor Administrative Agent or Co-Administrative Agent as provided in this paragraph, the Administrative Agent or Co-Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the approval of the Borrower (provided Borrower's approval shall not be required during the existence of a Default), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Co-Administrative Agent gives notice of its resignation, then the retiring Administrative Agent or Co-Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent or Co-Administrative Agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent or Co-Administrative Agent hereunder and under the other Loan Documents by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Co-Administrative Agent, and the retiring Administrative Agent or Co-Administrative Agent shall be discharged from any further duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent or Co-Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's or Co-Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent or Co-Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Administrative Agent or Co-Administrative Agent, as the case may be.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Co-Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Co-Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 4770 Hickory Hill Road, Memphis, Tennessee 38141, Attention of Chief Financial Officer, (Fax No. (901) 541-3752);

                  (b) if to the Administrative Agent, to National Department, 165 Madison Avenue, Memphis, Tennessee 38103, Attention of Manager, National Department (Fax No. (901) 523-4267);

                  (c) if to any Issuing Bank, to First Tennessee Bank National Association at National Department, 165 Madison Avenue, Memphis, Tennessee 38103, Attention of James Moore, Senior Vice President (Fax No. (901) 523-4267) and to JPMorgan Chase Bank at Corporate Banking Department, One Chase Square, 9th Floor, Rochester, New York, 14643, Attention of Bruce Yoder, Vice President (Fax No.
         (716) 258-4258);

                  (d) if to the Swingline Lender, to it at National Department, 165 Madison Avenue, Memphis, Tennessee 38103, Attention of Manager, National Department (Fax No. (901) 523-4267);

                  (e) if to the Co-Administrative Agent, to it at it at Corporate Banking Department, One Chase Square, 9th Floor, Rochester, New York, 14643, Attention of Bruce Yoder, Vice President (Fax No.
         (716) 258-4258);

                  (f) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Co-Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Co-Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Co-Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Co-Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or waive or release the obligation of the Borrower with respect to any such principal, interest, fees, or LC Disbursement without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) waive, amend or modify any of the provisions of Article VIII or, except as provided in Section 4(a) of the Intercreditor Agreement, release any of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement, without the written consent of all Lenders; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Co-Administrative Agent, the Issuing Banks or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Co-Administrative Agent, the Issuing Banks or the Swingline Lender, as the case may be.

                  (c) Should the Borrower or any Guarantor become a party to a case under the United States Bankruptcy Code, each Lender shall be entitled to file its own claim, to the extent that a filing may be necessary. The Co-Administrative Agent shall review each claim before being filed by a Lender to assure that the claim is filed on a basis consistent with the Administrative Agent's and the Co-Administrative Agent's records and the legal position, if any, taken by the Administrative Agent or the Co-Administrative Agent on behalf of the Lenders pursuant to this Agreement. Should the Borrower or any Guarantor become a party to a reorganization proceeding under the United States Bankruptcy Code, each Lender shall be recognized as the holder of a separate claim for the purpose of the approval or rejection of a plan under 11 U.S.C. Section 1126, may freely vote such claim, and the provisions of this Section shall control Section 9.02(b) and the other provisions of this Agreement that might otherwise require the consent of the Required Lenders or of all Lenders in such circumstances. The Administrative Agent and Co-Administrative Agent shall continue as such under this Agreement and the other Loan Documents as they may be amended by any adopted plan of reorganization in such a proceeding.

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Co-Administrative Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of their respective counsel, in connection with the syndication of the credit facilities provided for herein, and the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment related thereto and (iii) all out-of-pocket expenses incurred by the Collateral Agent under the Guarantee and Collateral Agreement, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Co-Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, and the other Loan Documents including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify the Administrative Agent, the Co-Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery by the Borrower or any Grantor of this Agreement, the other Loan Documents and any agreement or instrument contemplated hereby or thereby, the performance by the Borrower or any Grantor of their respective obligations hereunder and under the other Loan Documents or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Co-Administrative Agent, each Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Co-Administrative Agent, each Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on such Lender's Revolving Credit Commitment as a percentage of all Revolving Credit Commitments) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Co-Administrative Agent, the Issuing Bank or the Swingline Lender, in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and it hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit, or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.04. Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

                  (b)      (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Article VII has occurred and is continuing, any other Person; and

                  (B) the Co-Administrative Agent, provided that no consent of the Co-Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment or (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

                  (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Term Loan or Revolving Loan, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under
         Article VII has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                  (B) the parties to each assignment shall execute and deliver to the Co-Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and

                  (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                  For the purposes of this Section 9.04, the term "Approved Fund" has the following meaning:

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Co-Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Co-Administrative Agent, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, each Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee's completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Co-Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Co-Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to
Section 9.02(b) and (2) directly affects such Participant. Subject to paragraph
(c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

                  (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

                  (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 9.04(b). Each of the Borrower, each Lender, the Administrative Agent and the Co-Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Co-Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Credit Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 9.03 and
9.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent, any Issuing Bank or any Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including, without limitation, each Commitment Letter between the Borrower and each Lender, to the extent, but only to the extent, that it relates to such Lender. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Co-Administrative Agent and when the Co-Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the Borrower, the Required Lenders and each Tranche C Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. Execution and delivery of this Agreement by any Lender as provided above shall constitute authorization to the Administrative Agent and the Co-Administrative Agent to execute and deliver an amendment to the Intercreditor Agreement in substantially the form attached hereto as Schedule
9.06 on behalf of such Lender, and each Assignee shall become a party to the Intercreditor Agreement upon its becoming a Lender pursuant to the term and conditions hereof.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized, provided that it has the consent of the Co-Administrative Agent (which consent may not be unreasonably withheld), at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law, Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York applicable to contracts made and to be performed in such state, without regard to conflict of laws principles.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Courts of the State of New York sitting in New York County and of the United States District Court sitting in New York County, New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Co-Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Co-Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) if an agreement containing provisions substantially the same as those of this Section has been obtained, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Co-Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its Subsidiaries' businesses, other than any such information that is available to the Administrative Agent, the Co-Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or LC Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or LC Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.14. Effect of Amendment and Restatement of the March 2003 Credit Agreement; Consent to Amendment of Guarantee and Collateral Agreement. (a).On the Amendment and Restatement Effective Date, the March 2003 Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (i) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the "Facility Obligations" (as defined in the March 2003 Credit Agreement) under the March 2003 Credit Agreement as in effect prior to the Amendment and Restatement Effective Date; (ii) such "Facility Obligations" are in all respects continuing (as amended and restated hereby); (iii) the Liens and security interests as granted under the applicable Loan Documents securing payment of such "Facility Obligations" are in all respects continuing and in full force and effect; and (iv) references in the Loan Documents to the "Credit Agreement" shall be deemed to be references to this Agreement, and to the extent necessary to effect the foregoing, each such Loan Document is hereby deemed amended accordingly.

                  (b) Each party hereto consents to the execution by the Co-Administrative Agent of the Amendment, dated on or about the Amendment and Restatement Effective Date, to the Guarantee and Collateral Agreement, substantially in the form of Schedule 4.01(f)A.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       TBC CORPORATION

                                       By: /s/ Thomas W. Garvey
                                           ----------------------------------
                                           By: Thomas W. Garvey
                                           Title: Executive Vice President/Chief
                                                  Financial Officer

                                            JPMORGAN CHASE BANK, as Co-
                                            Administrative Agent and as a Lender

                                            By: /s/ Bruce Yoder
                                                -----------------------------
                                                Name:  Bruce Yoder
                                                Title: Vice President

                                            FIRST TENNESSEE BANK NATIONAL
                                            ASSOCIATION

                                            By: /s/ James H. Moore, Jr.
                                                -----------------------------
                                                Name:  James H. Moore, Jr.
                                                Title: Senior Vice President

                                            U.S. BANK NATIONAL ASSOCIATION

                                            By: /s/ Ward C. Wilson
                                                -----------------------------
                                                Name:  Ward C. Wilson
                                                Title: Senior Vice President

                                            SUNTRUST BANK

                                            By: /s/ Leonard L. McKinnon
                                                -----------------------------
                                                Name:  Leonard L. McKinnon
                                                Title: Director

                                            FLEET RETAIL GROUP, INC.

                                            By: /s/ Alexis MacElhiney
                                                -----------------------------
                                                Name:  Alexis MacElhiney
                                                Title: Vice President

                                            NATIONAL CITY

                                            By: /s/ Michael A. Moose
                                                -----------------------------
                                                Name:  Michael A. Moose
                                                Title: Account Officer

                                            FIFTH THIRD BANK

                                            By: /s/ James E. Simpson
                                                -----------------------------
                                                Name:  James E. Simpson
                                                Title: Vice President

                                            GUARANTY BANK

                                            By: /s/ Scott L. Brewer
                                                -----------------------------
                                                Name:  Scott L. Brewer
                                                Title: Vice President

                                            REGION BANK

                                            By: /s/ Sam Prudhomme
                                                -----------------------------
                                                Name:  Sam Prudhomme
                                                Title: Assistant Vice President,
                                                       Corporate Regions Bank

                                            UNION PLANTERS BANK, N.A.

                                            By: /s/ Ted Miller
                                                -----------------------------
                                                Name:  Ted Miller
                                                Title: Vice President

                                            COMPASS BANK

                                            By: /s/ T. Ray Sandefur
                                                -----------------------------
                                                Name:  T. Ray Sandefur
                                                Title: Senior Vice President

                                            THE PROVIDENT BANK

                                            By: /s/ Christopher B. Gribble
                                                -----------------------------
                                                Name:  Christopher B. Gribble
                                                Title: Vice President

                                            KEYBANK NATIONAL ASSOCIATION

                                            By: /s/ W. Robert Perkins
                                                -----------------------------
                                                Name:  W. Robert Perkins
                                                Title: Vice President

                                                                  SCHEDULE 1.01A

                                    [FORM OF]
                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement, dated as of March 31, 2003, as amended and restated as of ________ __, 2003, (as amended and in effect on the date hereof, the "Credit Agreement"), among TBC Corporation, the Lenders named therein, First Tennessee Bank National Association, as Administrative Agent for the Lenders, and JPMorgan Chase Bank, as Co-Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

         The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Revolving Credit Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement and the other Loan Documents. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and the Intercreditor Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

         This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

         This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

                                                                   Percentage Assigned of
                                                                   Facility/Revolving Credit
                                                                   Commitment (set forth, to
                                                                   at least 8 decimals, as a
                                                                   percentage of the Facility
                                                                   and the aggregate
                                                                   Revolving Credit
                                                                   Commitments of all Lenders
              Facility                Assigned Principal Amount    thereunder
-----------------------------------   -------------------------    --------------------------
Revolving Credit                             $                             %
Commitment Assigned:
Revolving Loans:                             $                             %
Tranche A Term Loans:                        $                             %
Tranche B Term Commitment Assigned:          $                             %
Tranche B Term Loans:                        $                             %
Tranche C Term Commitment Assigned:          $                             %
Tranche C Term Loans:                        $                             %

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                                 [Name of Assignor], as Assignor

                                                 By: ___________________________
                                                     Name:
                                                     Title:
                                                 [Name of Assignee], as Assignee

                                                 By: ___________________________
                                                     Name:
                                                     Title:

The undersigned hereby consent to the within assignment:

TBC Corporation                        JPMorgan Chase Bank, as Co-Administrative
                                       Agent

By: ______________________             By: _____________________________________
    Name:                                  Name:
    Title:                                 Title:

                                                                  SCHEDULE 1.01B

                        FORM OF INCREMENTAL FACILITY ACTIVATION NOTICE

To:      JPMORGAN CHASE BANK,
         as Co-Administrative Agent under the Credit Agreement referred to below

                  Reference is hereby made to the Credit Agreement, dated as of March 31, 2003, as amended and restated as of ________ __, 2003, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among TBC Corporation (the "Borrower"), the Lenders party thereto, the Syndication Agent and Documentation Agents named therein, First Tennessee National Association, as administrative agent (in such capacity, the "Administrative Agent") and JPMorgan Chase Bank, as co-administration agent for the Lenders (in such capacity the "Co-Administrative Agent"). Terms defined in the Credit Agreement shall have their defined meanings when used herein.

                  This notice is an Incremental Facility Activation Notice referred to in the Credit Agreement, and the Borrower and each of the Lenders party hereto hereby notify you that:

         1. Each Lender party hereto agrees to make or increase the amount of its Revolving Commitments in the amount set forth opposite such Lender's name below under the caption "Increased Facility Amount".

         2.       The Increased Facility Closing Date is ______.

                  The undersigned [Chief Financial Officer][Vice President and Treasurer] of the Borrower certifies as follows:

         1. I am the duly elected, qualified and acting [Chief Financial Officer][Vice President and Treasurer] of the Borrower.

         2. I have reviewed and am familiar with the contents of this Increased Facility Activation Notice.

         3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period ended __________ __, 200_ [insert most recent period for which Financial Statements have been delivered]. Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any Default or Event of Default, both on the date hereof and after giving pro forma effect to any Loans made pursuant to this Increased Facility Activation Notice and the application of the proceeds therefrom.

         4. The requirements set forth in clauses (B), (C) and (D) of the proviso to Section 2.02(d) of the Credit Agreement have been complied with in connection with this Increased Facility Activation Notice.

                  IN WITNESS WHEREOF, the undersigned have executed this Increased Facility Activation Notice this _____ day of ____, 200__.

                                           _____________________________________
                                           Name:
                                           Title: [Chief Financial Officer][Vice
                                           President and Treasurer]

                                           TBC CORPORATION

                                           By: _________________________________
                                           Name:
                                           Title:

Increased Facility Amount                  [NAME OF LENDER]

$

                                           By: _________________________________
                                               Name:
                                               Title:

CONSENTED TO:

JPMORGAN CHASE BANK,
as Co-Administrative Agent

By: ______________________________
Name:
Title:

                                                                  SCHEDULE 1.01C

                           EXISTING LETTERS OF CREDIT

Zurich American Insurance Company                             $2,700,000
First Tennessee National Association                          $1,560,000
Traveler's Insurance Company                                  $  118,000
Zurich American Insurance Company                             $3,918,182
Traveler's Casualty & Surety Company of American              $  300,000
Total                                                         $8,596,182

                                                                  SCHEDULE 1.01D

                              OWNED REAL PROPERTIES

TBC CORPORATION

Offices and Warehouse Located At:

4770 Hickory Hill Road, Memphis, TN

BIG O TIRES & SUBSIDIARIES

Retail Tire Stores Located At:

2545 Stewart Parkway, Roseburg, OR
12025 S. Western Ave, Oklahoma City, OK
750 S. Lindsay Rd, Gilbert, AZ
12740 N. Colorado Blvd., Thorton, CO
116 West 56th St., Kearney, NE
2135 N. Diers Ave, Grand Island, NE
810 25th Ave., Brookings, SD
705 S. Highway 49, Jackson, CA
3740 E. 104th Ave., Thorton, CO
540 E. Wickenburg Way, Wickenburg, AZ
29032 Crossroads Lane, Evergreen, CO
1815 24th Street, Bakersfield, CA
2061 Rock Springs Dr., Las Vegas, NV
8075 Sahara Ave., Las Vegas, NV
1511 S. Kennewick Ave., Kennewick, WA
680 West Shaw, Clovis, CA
3001 O Street, Lincoln, NE

Warehouses Located At:

1422 S. Redwood Rd., Salt Lake City, UT (capital lease)
1764 S. Havana St., Aurora, CO (mini storage)

Retail Stores Under Development:

Greenfield and Main Streets, Mesa, AZ
Arapahoe and Potomac Avenues, Centennial, CO
Desert Foothills, Phoenix, AZ

Vacant Land Located At:

Approx. 705 S. Highway 49, Jackson, CA
Approx. Colo & Havana, Aurora, CO
Approx. 8020 Walerga, Antelope, CA
Approx. 700 West Shaw, Clovis, CA
Approx. Woodman & Rangewood, Colorado Springs, CO
Approx. 28000 Mission Blvd., Hayward, CA

MERCHANT'S, INCORPORATED

Retail Tire Stores Located At:

379 Hungerford Drive, Rockville, MD
1141 Bladensburg Road, Washington, D.C.
7400 N. Military Highway, Norfolk, VA
201 W. Mercury Blvd., Hampton, VA
13776 Warwick Blvd., Newport News, VA
1805 N. Battlefield Blvd., Chesapeake, VA

Training Center:*

9071 Euclid Avenue, Manassas, VA

* Training Center option to purchase has been exercised by Merchant's stockholders (anticipated to be sold 1st Qtr 2004)

NORTHERN STATES TIRE, INC.

300 Essex Rd., Lot 1 FW Webb Subdivision, Williston, VT (retail store) 372 Dartmoth College Hwy, Lebanon, NH (retail store and warehouse)

NTW INCORPORATED

Retail Tire Stores Located At:

7881 Katy Freeway, Houston, TX (#7262)
11100 Old Katy Road, Houston, TX (#7352)
2435 Billingsley Road, Columbus, OH (#7541)

In addition, NTW Incorporated leases 19 retail tire stores pursuant to various capital leases described on Schedule 6.01.

Restaurant Property:

7335 West 119th Street, Overland Park, Kansas

                                                                   SCHEDULE 2.01

                                   COMMITMENTS

                                   Revolving       Tranche A       Tranche B       Tranche C
                                     Credit        Term Loan        Term Loan      Term Loan
              Lender               Commitment      Commitment      Commitment      Commitment        Total
------------------------------    ------------    ------------    ------------    ------------    ------------
JPMorgan Chase Bank               $ 17,482,016    $  8,920,862    $  3,597,122    $  4,000,000    $ 34,000,000
First Tennessee Bank National
Association                       $ 13,694,245    $  6,988,009    $  2,817,746    $  4,000,000    $ 27,500,000
SunTrust Bank                     $ 14,568,345    $  7,434,053    $  2,997,602    $  4,000,000    $ 29,000,000
U.S. Bank National Association    $ 14,568,345    $  7,434,053    $  2,997,602    $  4,000,000    $ 29,000,000
Fleet Retail Group, Inc.          $ 11,654,676    $  5,947,242    $  2,398,082    $  4,000,000    $ 24,000,000
National City                     $ 11,654,676    $  5,947,242    $  2,398,082    $  4,000,000    $ 24,000,000
Fifth Third Bank                  $  8,741,007    $  4,460,432    $  1,798,561    $  4,000,000    $ 19,000,000
Guaranty Bank                     $  8,741,007    $  4,460,432    $  1,798,561    $  4,000,000    $ 19,000,000
Regions Bank                      $  8,741,007    $  4,460,432    $  1,798,561    $  4,000,000    $ 19,000,000
Union Planters Bank, N.A          $  8,741,007    $  4,460,432    $  1,798,561    $  4,000,000    $ 19,000,000
Compass Bank                      $  2,913,669    $  1,486,811    $    599,520    $          0    $  5,000,000
Key Bank National Association     $          0    $          0    $          0    $ 15,000,000    $ 15,000,000
The Provident Bank                $          0    $          0    $          0    $ 10,000,000    $ 10,000,000

Total                             $121,500,000    $ 62,000,000    $ 25,000,000    $ 65,000,000    $273,500,000

                                                                   SCHEDULE 2.02

                          FORM OF NEW LENDER SUPPLEMENT

                  NEW LENDER SUPPLEMENT (this "New Lender Supplement"), dated _________________, to the Credit Agreement, dated as of March 31, 2003, as amended and restated as of ____________ __, 2003, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among TBC Corporation (the "Borrower"), the Lenders party thereto, the Syndication Agent and Documentation Agents named therein, First Tennessee National Association, as administrative agent (in such capacity, the "Administrative Agent") and JPMorgan Chase Bank, as co-administration agent for the Lenders (in such capacity the "Co-Administrative Agent").

                              W I T N E S S E T H :

                   WHEREAS, the Credit Agreement provides in Section 2.02(e) thereof that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Borrower and the Co-Administrative Agent (which consent shall not be unreasonably withheld) by executing and delivering to the Borrower and the Co-Administrative Agent a supplement to the Credit Agreement in substantially the form of this New Lender Supplement; and

                  WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

                  NOW, THEREFORE, the undersigned hereby agrees as follows:

                  1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this New Lender Supplement is accepted by the Borrower and the Co-Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with Revolving Loans of $__________.

                  2. The undersigned (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (c) agrees that it has made and will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent and the Co-Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent and the Co-Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.16(e) of the Credit Agreement.

                  3. The address of the undersigned for notices for the purposes of the Credit Agreement is as follows:

                  4. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

                  IN WITNESS WHEREOF, the undersigned has caused this New Lender Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                                     [INSERT NAME OF LENDER]

                                                     By ________________________
                                                        Name:
                                                        Title:

Accepted this _____ day of
______________, ____.

TBC CORPORATION

By ____________________________
   Name:
   Title:

Accepted this ____ day of
______________, ____.

JPMORGAN CHASE BANK,
as Co-Administrative Agent

By ____________________________
   Name:
   Title:

                                                                   SCHEDULE 3.01

           BORROWER AND SUBSIDIARIES AND JURISDICTIONS OF ORGANIZATION

Borrower: TBC Corporation, a Delaware corporation ("TBC")

Subsidiaries Directly Owned by TBC:

                                           Jurisdiction of       Percentage of Stock/ Equity
              Name                          Organization               Owned by TBC                 Subsidiaries
--------------------------------           ---------------       ---------------------------        ------------
Big O Tires, Inc.                               Nevada                       100%                    See Below

Carroll's, Inc.                                Georgia                       100%                       None

Northern States Tire, Inc.                     Delaware                      100%                       None

TBC International Inc.                         Delaware                      100%                       None

TBC Retail Enterprises, Inc.                   Delaware                      100%                    See Below

TBC Brands, LLC                                Delaware                      100%                       None

TBC Capital, LLC                               Delaware                       90%*                       None

TBC of Nevada LLC                               Nevada                       100%                       None

*5% is owned by each of Carroll's, Inc. and Tire Kingdom, Inc.

Subsidiaries Directly Owned by Big O Tires, Inc.:

                                           Jurisdiction of      Percentage of Stock Owned by
                 Name                       Incorporation                   Big O                  Subsidiaries
--------------------------------           ---------------      ---------------------------        ------------
Big O Development, Inc.                        Colorado                     100%                       None

O Advertising, Inc.                            Colorado                     100%                       None

Big O Tire of Idaho, Inc.                       Idaho                       100%                       None

Subsidiaries Directly Owned by TBC Retail Enterprises, Inc.:

                                 Jurisdiction of       Percentage of Stock
         Name                     Incorporation        Owned by TBC Retail        Subsidiaries
------------------------         ---------------       -------------------        ------------
Big O Retail Enterprises,            Colorado                  100%                    None
 Inc.
Tire Kingdom, Inc.                    Florida                  100%                 See Below

Subsidiaries Directly Owned By Tire Kingdom, Inc.:

                                 Jurisidiction of      Percentage of Stock
          Name                    Incorporation           Owned by TKI            Subsidiaries
------------------------         ---------------       -------------------        ------------
Merchant's, Incorporated             Delaware                 100%                See Below

Subsidiaries Directly Owned By Merchant's, Incorporated:

                                 Jurisidiction of      Percentage of Stock
          Name                    Incorporation        Owned by Merchant's        Subsidiaries
------------------------         ---------------       -------------------        ------------
Merban, Inc.                        Virginia                   100%                   None
NTW Incorporated**                  Delaware                   100%                   None

------------------
** After Closing Date of NTB Acquisition

                                                                SCHEDULE 3.16(a)

                            UCC FILING JURISDICTIONS

                                    Colorado

                           Big O Development, Inc.
                           Big O Retail Enterprises, Inc.
                           O Advertising, Inc.

                                    Delaware

                           Merchant's, Incorporated
                           Northern States Tire, Inc.
                           TBC International Inc.
                           TBC Retail Enterprises, Inc.
                           TBC Brands, LLC
                           TBC Capital, LLC
                           TBC Corporation
                           NTW Incorporated

                                     Florida

                           Tire Kingdom, Inc.

                                     Georgia

                           Carroll's, Inc.

                                      Idaho

                           Big O Tire of Idaho, Inc.

                                     Nevada

                           Big O Tires, Inc.
                           TBC of Nevada LLC

                                    Virginia

                           Merban, Inc.

                                                                SCHEDULE 3.16(b)

                          MORTGAGE FILING JURISDICTIONS

                                    Tennessee

                           TBC Corporation

                                                                SCHEDULE 4.01(b)

                             FORM OF OPINION LETTER

___________ __, 2003

To the Administrative Agent, the Co-Administrative Agent, the Collateral Agent, the Lenders, and the Secured Parties who are parties to the Credit Agreement or the Guarantee and Collateral Agreement described below.

Ladies and Gentlemen:

We have acted as counsel to TBC Corporation, a Delaware corporation (the "Borrower"), in connection with (i) its execution and delivery of a Credit Agreement, dated as of March 31, 2003, as amended and restated as of ____________ __, 2003 (the "Credit Agreement"), among the Borrower, the lenders party thereto (collectively, the "Lenders"), First Tennessee Bank National Association, as administrative agent (the "Administrative Agent"), and JP Morgan Chase Bank, as co-administrative agent (the "Co-Administrative Agent"); (ii) its execution and delivery of an amendment, dated as of _____________ __, 2003, to the Guarantee and Collateral Agreement, dated March 31, 2003 (the "Amendment" and such Guarantee and Collateral Agreement as amended thereby, the "Guarantee and Collateral Agreement"), in favor of JP Morgan Chase Bank, as collateral agent (the "Collateral Agent") for the secured parties described therein (the "Secured Parties"); and (iii) the transactions contemplated by the Credit Agreement and the Guarantee and Collateral Agreement.

We have also acted as counsel to TBC International Inc., a Delaware corporation ("TBCI"), Carroll's, Inc., a Georgia corporation ("Carroll's"), Big O Tires, Inc., a Nevada corporation ("Big O"), Big O Tire of Idaho, Inc., an Idaho corporation ("Idaho"), TBC Retail Enterprises, Inc., a Delaware corporation ("TBC Retail"), Tire Kingdom, Inc., a Florida corporation ("Tire Kingdom"), Northern States Tire, Inc., a Delaware corporation ("NST"), Big O Retail Enterprises, Inc., a Colorado corporation ("BORE"), Big O Development, Inc., a Colorado corporation ("BODI"), O Advertising, Inc., a Colorado corporation ("O Advertising"), TBC Brands, LLC, a Delaware limited liability company ("TBC Brands"), TBC Capital, LLC, a Delaware limited liability company ("TBC Capital"), Merchant's, Incorporated, a Delaware corporation ("Merchants"), and Merban, Inc., a Virginia corporation ("Merban") in connection with (i) the execution and delivery by each of the Amendment; and (ii) the consummation of the transactions contemplated thereby and by the Guarantee and Collateral Agreement.

We have also acted as counsel to NTW Incorporated, a Delaware corporation ("NTB"), in connection with (i) the execution and delivery by NTB of an Assumption Agreement, dated as of ___________, 2003 (the "NTB Assumption Agreement"), and the consummation of the transactions contemplated thereby; and
(ii) the delivery of a UCC-1 financing statement (the "Financing Statement") to be filed with the Secretary of State of Delaware.

We have also acted as counsel to TBC of Nevada LLC, a Nevada limited liability company ("TBC of Nevada"), in connection with the execution and delivery by TBC of Nevada of an Assumption Agreement, dated as of _____________, 2003 (the "Nevada Assumption Agreement"), and the consummation of the transactions contemplated thereby.

We have also acted as counsel to the Borrower and [Merchant's] in connection with the execution and delivery of blank stock powers relating to the capital stock or membership interests owned by each in TBC of Nevada or NTB (collectively, the "Stock Powers").

This opinion is being delivered pursuant to Section 4.01(b) of the Credit Agreement. All capitalized terms used in this opinion but not defined herein shall have the meanings given to them in the Credit Agreement, as the context indicates.

We have examined the Credit Agreement, the Amendment, the Guarantee and Collateral Agreement, the NTB Assumption Agreement, the Nevada Assumption Agreement, and the Stock Powers (collectively, the "Transaction Documents"), together with telecopied facsimiles of the signature pages of each of the foregoing. We have also examined such other documents, certificates of officers of Borrower and its Subsidiaries or public officials, and corporate records, and have made investigation of such other matters, as in our judgment permit us to render an informed opinion on the matters set forth herein.

In connection with our examination, we have assumed that the execution copies of the Transaction Documents conform to the copies of such documents delivered to us by counsel to the Lenders. We have also assumed the genuineness of all signatures (other than those on behalf of Borrower or any Subsidiary), the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies or telecopied facsimiles, and the authenticity of the originals of such latter documents. Further, with your consent, with respect to the Lenders, the Secured Parties, the Administrative Agent, the Co-Administrative Agent, and the Collateral Agent, we have assumed the legal power of each to enter into and perform the Transaction Documents to which they are parties, and the due authorization, execution, and delivery of the Transaction Documents to which they are parties, and we have relied on all representations or warranties contained in the Transaction Documents insofar as they relate to matters of fact not within our knowledge.

Based upon the foregoing and subject to the last two paragraphs of this letter, we are of the opinion that:

1. Each of the Borrower and the Subsidiaries is a corporation duly incorporated or a limited liability company duly organized, validly existing, and in good standing under the laws of its state of incorporation or organization and has all requisite authority to conduct its business as now being conducted.

2. The execution and delivery of the Transaction Documents by the Borrower and each Subsidiary which is a party thereto, and the performance by Borrower and each Subsidiary of their respective obligations thereunder, have been duly authorized by all necessary actions and proceedings and will not:

                  (a) Require any consent of the stockholders of Borrower or the stockholder or members of any Subsidiary which has not been obtained.

                  (b) Violate any law, rule, regulation, order, writ, judgment, injunction, decree, or award of which we are aware and which is binding on the Borrower or any Subsidiary; violate the Certificate or Articles of Incorporation, By-Laws, Certificate of Formation, or Limited Liability Company Agreement of Borrower or any Subsidiary; or violate any indenture, instrument, or agreement of which we are aware and which is binding upon Borrower or any Subsidiary.

                  (c) Result in the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument, or agreement of which we are aware and which is binding upon Borrower or any Subsidiary, other than such as may be created pursuant to the Transaction Documents.

3. The Transaction Documents to which the Borrower is a party have been duly executed and delivered by Borrower and constitute legal, valid, and binding obligations of Borrower. The Transaction Documents to which each Subsidiary is a party have been duly executed and delivered by the Subsidiary and constitute legal, valid, and binding obligations of the Subsidiary. The Transaction Documents to which Borrower or any Subsidiary is a party are enforceable against Borrower or the Subsidiary, as the case may be, in accordance with their respective terms, except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforcement is sought at law or in equity. Notwithstanding the foregoing, no opinion is expressed with respect to any provision that purports to consent to the jurisdiction of any court, waive objections to venue, or require payment or reimbursement of attorneys' fees, court costs, or other expenses of collection or enforcement.

4. To our knowledge, there is no litigation or proceeding pending or threatened against the Borrower or any of the Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or which involve the Credit Agreement, any other Transaction Document, or the transactions contemplated thereby.

5. No approval, authorization, consent, adjudication, or order of any Governmental Authority, which has not been obtained by the Borrower or any Subsidiary, is required to be obtained by any of them in connection with the transactions contemplated by the Credit Agreement.

6. The Guarantee and Collateral Agreement created a valid security interest under Section 9-201 of the Uniform Commercial Code in favor of the Collateral Agent, in all right, title, and interest, if any, of the Borrower and the Subsidiaries in those items and types of personal property constituting the Collateral, as such term is defined in the Guarantee and Collateral Agreement, in which a security interest may be created under Article 9 of the Uniform Commercial Code and the federal trademark laws, rules, and regulations, as the case may be.

Upon the filing and proper indexing of the Financing Statement in the office of the Secretary of State of Delaware, the Collateral Agent will have a perfected security interest in that portion of the Collateral now owned or at any time hereafter acquired by NTB or in which NTB now has or at any time in the future may acquire any right, title or interest (collectively, the "NTB Collateral") and in which a security interest may be perfected by filing a financing statement under Article 9 of the Uniform Commercial Code of the State of Delaware, in effect on the date hereof (the "Delaware UCC").

We express no opinion with respect to (i) the perfection or priority of Liens on the Collateral, except as set forth in the preceding sentence; or (ii) the creation, attachment or perfection of Liens on any Collateral consisting of fixtures, within the meaning of Article 9 of the Uniform Commercial Code or the Delaware UCC, or any Collateral located outside of the United States or consisting of any intellectual property subject to the laws of any jurisdiction other than the federal laws of the United States. Furthermore, the opinions set forth herein are subject to the following qualifications:

         a. We express no opinion as to title or interest in any property, real or personal.

         b. We call to your attention that (i) the perfection of the Collateral Agent's security interest in the NTB Collateral will be terminated as to any such property acquired by NTB more than four months after NTB changes its name so as to make the Financing Statement seriously misleading unless amendments indicating the new name of the debtor are properly filed before the expiration of such four month period, and (ii) the Delaware UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the filing of the original Financing Statement or the expiration of any subsequent period of continuation in order to maintain the effectiveness of the original Financing Statement.

         c. The opinion set forth in paragraph 6 above is given on the assumptions that value has been given by the Collateral Agent and Lenders to the Borrower and Subsidiaries and that the Borrower and Subsidiaries have rights in the Collateral. Our opinions with respect to the proper filing office for the Financing Statement is limited to the Delaware UCC.

         d. We express no opinion as to the creation or perfection of a security interest in any commercial tort claim.

         e. We express no opinion with respect to (A) the creation, attachment or perfection of any security interest (1) in any Collateral of a type represented by a certificate of title, (2) in any proceeds, and (3) in any Collateral consisting of money or Permitted Investments; or (B) the effect of
Section 552 of the Bankruptcy Code (11 U.S.C. 552) (relating to property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code with respect to such debtor) and Section 506(c) of the Bankruptcy Code (11 U.S.C. 506(c)) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral).

We are members of the bar of the State of Ohio, and we express no opinion as to matters governed by any laws other than those of the State of Ohio, the federal laws of the United States, the corporate and limited liability company laws of the State of Delaware, and the Delaware UCC. As to matters involving the laws of any other jurisdiction, we have assumed with your consent that the laws of that jurisdiction are the same as the laws of the State of Ohio in all respects material to this opinion; however, for purposes of this opinion, we express no opinion as to any matter involving choice of law or conflicts of law.

The opinions that are expressed herein are as of the date hereof, are solely for your benefit, and may not be relied upon in any manner for any purpose by any person or entity other than the Administrative Agent, the Co-Administrative Agent, the Collateral Agent, the Lenders, the Secured Parties, and their participants, assignees, and other transferees. We disclaim any undertaking or obligation to advise you of any changes in the conclusions or other matters covered herein that hereafter may come to our attention.

Very truly yours,

                                                               SCHEDULE 4.01(f)A

            [FORM OF] AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT

                                                                   SCHEDULE 5.10

                           CERTAIN INTERCOMPANY LOANS

Provided that no Event of Default has occurred and is continuing, payments on Intercompany Loans owed to Borrower by the following Subsidiaries may be made without regard to the financial condition or solvency of the Subsidiary:

                           Northern States Tire, Inc.
                           Big O Development, Inc.

                                                                   SCHEDULE 6.01

                              EXISTING INDEBTEDNESS

The Prudential Debt and the Additional Prudential Notes.

Those Guarantees listed on Schedule 6.01(e).

TBC Corporation has guaranteed a $1,500,000 line of credit made available to TBC de Mexico and TBC International Inc. by First Tennessee Bank National Association.

TBC Corporation has guaranteed all obligations of Big O Retail Enterprises, Inc., Tire Kingdom, Inc., Big O Tires, Inc., Carroll's, Inc., Merchant's, Incorporated and (after the closing date of the NTB Acquisition) expects to guarantee all obligations of NTW Incorporated, to Michelin North America, Inc. and its affiliates.

TBC Corporation has guaranteed all obligations of Tire Kingdom, Inc. to Continental General Tire, Inc.

Capital Lease relating to the Salt Lake City Warehouse of Big O Tires, Inc. (book value as of 9/30/03 is $1,130,000).

Various Capital Leases relating to 19 retail tire stores operated by NTW Incorporated (at 9/27/03, aggregate ending principal was $12,106,943 and aggregate net book value was $7,898,965).

                                                                SCHEDULE 6.01(e)

           GUARANTEE OBLIGATIONS OF BIG O TIRES, INC. AND SUBSIDIARIES

                                                                 Big O Guarantee Portion at 9/30/03
                                                                 ----------------------------------
The CIT Group
         Intermountain Realty - Sioux Falls                                $  358,886.66

Merrill Lynch
         Loan portfolio (sold 6/30/97,9/30/97,12/31/98)                        11,280.65

GE Capital
         Las Vegas (Steve Smith)                                              290,000.00
         Las Vegas                                                            371,523.01
         82nd St. Oregon                                                      211,781.86
         Boulder, CO                                                           45,742.96
         Fresno Winston Location                                               55,000.00
         Gilroy Winston Location                                               70,000.00
         L&W Tire Service Center, LLC                                         245,409.87
         L&W Tire Service Center, LLC                                         310,371.25
OKC, LLC JV                                                                   125,000.00

Real Estate Lease Guarantees                                                1,047,120.88
                                                                           -------------
Total Guarantees                                                           $3,142,117.14

                                                                   SCHEDULE 6.02

                                 EXISTING LIENS

-   Liens arising under the Guarantee and Collateral Agreement.

- Numerous UCC financing statements evidencing operating lease transactions in which TBC Corporation and its Subsidiaries are lessees have been filed and are still in effect.

- Mortgage on the Tennessee headquarters of TBC Corporation recorded pursuant to the Credit Agreement.

UCC Filings and Mortgages Against Big O Tires, Inc. and Its Subsidiaries:

         The CIT Group/Equipment Financing, Inc.
         Filings in connection with sales of franchisee notes receivable.

         SunTrust Bank, as Agent.
         Filings in connection with Synthetic Leases (in process of being terminated).

         First National Bank of Dieterich.
         Filing in connection with equipment financing by Big O Tire of Idaho, inc.

         Steve W. Mead
         Filing to evidence consigned Interstate Battery System of America inventory.

UCC Filings Against Tire Kingdom, Inc.:

         Michelin North America, Inc. and related entities.
         Purchase money security interest filing against all inventory purchased from secured party by Tire Kingdom and all proceeds therefrom.

UCC Filings Against Merchant's, Incorporated or Merban, Inc:

         Bridgestone/Firestone, Inc.
         Consigned inventory of the secured party.

         Bandag, Incorporated
         Liens relating to Bandag equipment and related collateral used in the retreading operations of Merban (in process of being terminated).

                                                                SCHEDULE 6.04(b)

                     CERTAIN EXISTING INVESTMENTS AND LOANS

-        See Schedule 3.01 for a listing of all existing Subsidiaries.

- TBC of Nevada LLC owns 40% of STI Acquisition LLC, a Nevada limited liability company.

- TBC Corporation owns 20,000 shares of Series A Preferred Stock, $.01 par value, of Quirk Automotive, Corp. and 14.4 shares of Common Stock, $100 par value, of V.I.P., Inc. (total investment - $5,000,000).

- TBC International Inc. owns approximately 49% of the ownership interests in TBC de Mexico, S.A. de C.V., a Mexican company.

- Big O Retail Enterprises, Inc. is a 50% shareholder in Tires Industries Corporation, a Utah corporation.

- Big O Development, Inc. loaned Betsy Paulsen Tufts $297,000 on October 10, 1994. At 10/31/03, the balance on the promissory note relating thereto was $105,923.

-        Carroll's, Inc. owns 50 shares of stock of The Hercules Tire & Rubber
         Company.

-        Carroll's Inc. owns 360 shares of stock of Carmerica, Inc.

- Big O Tires, Inc. holds a 50% interest in each of the following joint ventures:

            BORE/MPC, LLC (a Missouri LLC)
            OKC, LLC (a Colorado LLC)
            Intermountain Development Joint Venture (a Colorado general partnership)
            One Stop Undercar Denver, LLC (a Colorado LLC)

                                                                   SCHEDULE 6.07

                              EXISTING RESTRICTIONS

The documents evidencing the Prudential Debt and the Additional Prudential Debt contain restrictions and conditions of the type described in Section 6.07.

The documents evidencing the SunTrust Sale and Leaseback contain restrictions and conditions of the type described in Section 6.07.

The documents evidencing the NTB Sale and Leaseback contain restrictions and conditions of the type described in Section 6.07.

                                                                   SCHEDULE 6.13

                               CERTAIN ASSET SALES

                                      NONE.

                                                                   SCHEDULE 9.06

                 [FORM OF] AMENDMENT TO INTERCREDITOR AGREEMENT